PAUL MUELLER COMPANY

EMPLOYEE BENEFIT PLAN

SUMMARY PLAN DESCRIPTION

M U E L L E R TM

APRIL  2002

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SECTION I

GENERAL INFORMATION

NAME OF PLAN:  Paul Mueller Company Employee Benefit Plan.

PLAN SPONSOR AND TRUSTEES:  The Plan is sponsored by Paul Mueller Company; its assets are held in a Trust Fund.  The Trustees are:

Donald E. Golik Chairman of Trustees Paul Mueller Company 1600 West Phelps Street P.O. Box 828 Springfield, Missouri 65801-0828	Michael W. Young Vice Chairman of Trustees Paul Mueller Company 1600 West Phelps Street P.O. Box 828 Springfield, Missouri 65801-0828

Gerald S. Miller Treasurer of Trustees Paul Mueller Company 1600 West Phelps Street P.O. Box 828 Springfield, Missouri 65801-0828	Gail Henrichs Secretary of Trustees Paul Mueller Company 1600 West Phelps Street P.O. Box 828 Springfield, Missouri 65801-0828

The Trustees shall be the named fiduciaries of the Plan, pursuant to the Employee Retirement Income Security Act of 1974, as amended.  The Plan may be amended by resolution of the Trustees in accordance with the provisions of the Declaration of Trust.

COMPANY:  The term "Company" is used in this Summary Plan Description to mean Paul Mueller Company and any Participating Employers.

PARTICIPATING EMPLOYERS:  Any member of Paul Mueller Company's controlled group (as defined by the Internal Revenue Code) may, with the consent of the Trustees, adopt the Plan for some or all of its Employees.  An employer that has done so becomes an additional Participating Employer.  At the time of printing of this Summary Plan Description, the only Participating Employer other than the Paul Mueller Company is Mueller Field Operations, Inc., which has adopted the Plan for certain of its nonbargaining unit Employees.  Upon written request, the Plan Administrator will provide you information as to whether a particular employer is a sponsor of the Plan and, if the employer is a Plan sponsor, the sponsor's address.

PLAN ADMINISTRATOR:  The Plan Administrator is Paul Mueller Company, 1600 West Phelps Street, P.O. Box 828, Springfield, Missouri 65801-0828, (417) 831-3000.

PLAN OFFICE AND ADMINISTRATIVE MANAGER:  The Trustees maintain a Plan Office where the day-to-day business of the Trust Fund is handled, pursuant to a contract with Benefit Consultants, Inc., to provide such services.  All communications and notices should be addressed to:

Trustees of Paul Mueller Company Employee Benefit Plan
C/O Benefit Consultants, Inc.
13515 Barrett Parkway Drive, Suite 265
Ballwin, Missouri 63021-5870
Telephone:  (314) 822-7890 or (800) 434-4620

Benefit Consultants, Inc., is the Administrative Manager of the Plan.

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IDENTIFICATION NUMBERS:  The IRS Employer Identification Number of Paul Mueller Company is 44-0520907; the Plan Number is 504.  The Plan number for the separate cafeteria plan set forth in Section VIII is 506.

TYPE OF PLAN:  The Plan is an employee welfare benefit plan that provides hospital, medical, dental, disability income, death, and dismemberment benefits.  It includes a cafeteria plan, the provisions of which you can find in Section VIII.

SERVICE OF LEGAL PROCESS:  Service of legal process may be made upon the Plan Trustees or the Plan Administrator, in either case at the following address: 1600 West Phelps Street, P.O. Box 828, Springfield, Missouri 65801-0828.

SOURCE OF CONTRIBUTIONS:  The Plan is maintained through Company contributions and contributions of Participants for coverage of Dependents.  In addition, under certain circumstances, Participants and Dependents, whose coverage would otherwise terminate, are permitted to make contributions to keep their coverage in effect for limited periods.

ACCUMULATION OF ASSETS AND PAYMENT OF BENEFITS:  All of the contributions and other moneys due to the Fund are payable to the Trustees, pursuant to the provisions of the Paul Mueller Company Employee Benefit Plan Declaration of Trust of May 2, 1988, and as may be amended from time to time.  The Trustees invest any reserves in U.S. Government obligations, securities of major corporations, and certificates of deposit and savings accounts of banks or savings and loan associations.

Life Insurance and Accidental Death and Dismemberment Benefits are insured pursuant to a Group Insurance Contract maintained by the Trustees.  The Insurance Company is obligated to provide the Benefits which are described in detail in the Group Insurance Contract and which are described in summary form in this booklet, subject to payment of premiums by the Trustees.  Weekly Disability Income, Medical Care, Prescription Drug, and Dental Care Benefits are provided directly by the Trust pursuant to the terms of the Paul Mueller Company Employee Benefit Plan Document.

PLAN YEAR:  The Plan is operated on a calendar-year basis.  The records for the separate cafeteria plan set forth in Section VIII are also maintained on a calendar-year basis.

LANGUAGE IN THIS BOOKLET CONTROLLING:  This booklet is not just a summary of your Plan, but the actual Plan Document -- written so that it can be used by you, the Trustees, and the Administrative Manager in administering the Plan.  However, the controlling document as to Life Insurance and Accidental Death and Dismemberment Insurance Benefits is the Group Insurance Contract issued by the Insurance Company.  All Benefits are also subject to the terms of the Declaration of Trust and Regulations of the Trustees.

PLAN DOCUMENTS AVAILABLE TO PARTICIPANTS AND BENEFICIARIES:  Any Plan Document is available for inspection at the offices of Paul Mueller Company and at the Plan Office during regular business hours.  The Plan Documents include:

-	reports filed with the Federal Government describing the Plan and describing the financial status of the Fund,
-	the Declaration of Trust,
-	the Collective Bargaining Agreement currently in effect,
-	the Paul Mueller Company Employee Benefit Plan Document, and
-	the Group Insurance Contract.

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These documents are also available for your inspection at the offices of the Sheet Metal Workers' International Association, Local No. 208, 314-I East Pershing, Springfield, Missouri 65806-2112, within 10 days after receipt of a written request at the Plan Office.

Upon written request to the Plan Office, you will be furnished with a copy of any Plan Document or part of any Plan Document that you specify.  There may be a charge to you for the cost of reproducing the requested material.  You may contact the Plan Office to learn what, if any, charge will be made.

LIFE INSURANCE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE BENEFITS PROVIDED BY INSURANCE COMPANY:  Section III of this booklet describes the Benefits available to Eligible Participants which are underwritten by the Hartford Life and Accident Insurance Company (Hartford), P.O. 2999, Hartford, Connecticut 06104-2999, herein called the "Insurance Company." Beyond payment of premiums due to Hartford for Eligible Employees, the Trustees have no obligation with respect to these Benefits.

RESERVATION OF AUTHORITY:  The Trustees retain the authority to change the Eligibility Rules and to change the Benefit program at any time.  At the Trustees' discretion, such changes may include, but are not limited to:

-	increasing or decreasing any of the Benefits,
-	the time or other requirements relating to eligibility, or
-	the classes of persons who may become or remain eligible.

FURTHER INFORMATION AVAILABLE:  In addition to this document, there are other documents that govern the operation of the Plan.  As noted on page 2 under "Plan Documents Available to Participants and Beneficiaries," those other documents will be made available to you upon your request.

No representative of the Company nor any individual Trustee has any authority to speak on behalf of the Trustees of this Fund.  If you have any questions pertaining to your eligibility or Benefits, the only party authorized to answer such questions for the Board of Trustees is the Administrative Manager.  Matters that are not clear or which require interpretation will be referred by the Administrative Manager to the Board of Trustees.  Neither the Administrative Manager nor any other party has authority to act contrary to the written terms of the governing Plan Documents.

Any questions pertaining to the Life Insurance and Accidental Death and Dismemberment Insurance portion of the Benefit program must be answered by the Insurance Company; the Administrative Manager will help any Participant or Beneficiary in communicating with the Insurance Company, but the Administrative Manager is not authorized to make decisions for them.  With respect to any matter covered by a group contract with an insurance company, the terms of such contract are controlling.

TERMINATION OF PLAN AND TRUST:  The Trust may be terminated at any time by action of the Board of Directors of Paul Mueller Company.  The Plan automatically terminates if the Trust terminates.  In the event of termination of the Trust, the Trust Fund must be used for the following purposes, in the order listed:

1.	to pay all obligations of the Trust.
2.	to pay Benefits as provided in the Plan Document.

In no event may any part of the Trust Fund revert to the Company.

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CLAIMS PROCEDURES FOR LIFE INSURANCE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE BENEFITS:  Claims for Life Insurance and Accidental Death and Dismemberment Insurance Benefits must be submitted to the Insurance Company through the Administrative Manager on forms available from the Administrative Manager.  Written notice of Accidental Death and Dismemberment claims must be given to the Insurance Company, through the Administrative Manager, within 20 days of occurrence of the loss on which claim is based.  Written proof of claim must be furnished within 90 days after the date of the loss in the case of death and dismemberment claims and within 12 months of termination of Life Insurance coverage in the case of Total Disability Death Benefit claims.  Except in the case of Total Disability Death Benefit claims, failure to furnish notice or proof of claim within the time required above will not invalidate or reduce any claim if it is shown not to have been reasonably possible to furnish such notice or proof within such time, provided such notice or proof is furnished as soon as possible thereafter.

Life Insurance and Accidental Death and Dismemberment Insurance Benefits will be paid to your designated beneficiary or, if none, as provided by the insurance policy.  Life Insurance and Accidental Death and Dismemberment Insurance Benefits are assignable only to the extent permitted by the Insurance Company.

If a claim for Life Insurance or Accidental Death and Dismemberment Insurance Benefits is wholly or partially denied by the Insurance Company, the claimant will be given written notice of the decision by the Insurance Company within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing.  If such an extension of time is required, written notice of the extension will be sent to the claimant prior to termination of the 90-day period.  The extension notice will indicate the special circumstances requiring an extension of time and the date by which the insurance carrier expects to render a final decision.  In no event will this date be more than 90 days after the end of the initial 90-day period.  If no response is received within 90 days, allowing reasonable time for mailing, the claimant may assume the claim has been denied and proceed to the claim review stage outlined below.  The notice of denial will contain the following information:

1.	the specific reason or reasons for the denial;
2.	specific reference to the pertinent provision of the Group Insurance Contract upon which the denial is based;
3.	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
4.	an explanation of the Plan's review procedure.

The claimant or his duly authorized representative may:

-	request a review of the decision by written application to the Insurance Company not later than 60 days after receipt by the claimant of written notification of denial of the claim,
-	review pertinent documents, and
-	submit issues and comments in writing.

A decision on review of the denied claim will be made by the Insurance Company not later than 60 days after the Insurance Company's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered within a reasonable period of time, but in no event later than 120 days after receipt of a request for review.  If such an extension is required, the claimant will be so notified within 60 days after receipt of the request for review.  The decision on review will be in writing and will include the specific reason(s) for the decision and specific reference(s) to the pertinent Group Insurance Contract provisions on which the decision is based.  The decision of the Insurance Company will be final.

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CLAIMS PROCEDURES FOR WEEKLY DISABILITY INCOME BENEFITS:  Claims for Weekly Disability Income Benefits must be submitted to the Administrative Manager on forms prescribed by the Trustees.  Forms may be obtained from the Administrative Manager or from the Human Resources office of Paul Mueller Company.  The Trustees may, at their own expense, require an independent medical examination to be performed by a Physician selected by the Trustees.

Affirmative proof of claim must be furnished to the Administrative Manager within 90 days following commencement of Disability and as requested by the Administrative Manager thereafter during the continuation of Disability.

Failure to furnish proof of claim within the time required above will not invalidate or reduce any claim if it is shown not to have been reasonably possible to furnish such proof within such time, provided such proof is furnished as soon as possible thereafter.

Weekly Disability Income Benefits will be paid every two weeks during the period the claimant is eligible to receive Benefits, and any balance still unpaid at the end of such period will be paid immediately after receipt of due proof of claim.

Weekly Disability Income Benefits are not assignable, except where benefits are payable following the death of a claimant, in which case benefits will be paid to the beneficiary or estate of the deceased participant.

Any unassigned Weekly Disability Income Benefits for services rendered that are unpaid at your death will be paid to the Beneficiary you designated under your Life Insurance under the Plan.  If you are incompetent, any unassigned Weekly Disability Income Benefits payable during your lifetime will be paid to your Life Insurance Beneficiary or, if you have not designated one, to the person or institution who is caring for you.

If a claim for Weekly Disability Income Benefits is wholly or partially denied by the Administrative Manager, written notice of the decision will be furnished to the claimant by the Administrative Manager within 45 days after receipt of the claim, unless due to matters beyond the control of the Plan, an extension of time is necessary for processing.  If such an extension of time is required, the 45-day period may be extended for a period of up to 30 additional days and written notice of the extension will be sent to the claimant prior to termination of the 45-day period.  If, prior to the end of the first 30-day extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days.  The claimant will be notified of this additional extension prior to the expiration of the first 30-day extension period.  In the case of any extension under this paragraph, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information (if any) needed to resolve those issues; and the claimant shall be afforded at least 45 days within which to provide the specified information.  All extension notices will indicate the circumstances requiring an extension of time and the date by which the Plan expects to render a final decision.  The notice of any adverse benefit determination will contain the following information:

1.	the specific reason or reasons for the adverse determination;
2.	specific reference to the pertinent provision(s) of the Plan upon which the determination is based;
3.	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
4.

a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

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The claimant or his duly authorized representative may:

-	request a review of the decision by written application to the Trustees not later than 180 days after receipt by the claimant of written notification of adverse benefit determination;
-	upon request and free of charge, review and obtain copies of all documents, records, and other information relevant to the claimant's claim for benefits; and
-	submit written comments, documents, records, and other information relating to the claim for benefits.

The Trustees' review of the appeal will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The review will not afford deference to the initial adverse benefit determination and will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.  In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  Medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination will be identified without regard to whether the advice was relied upon in making the benefit determination.

A decision on review of a denied claim will be made by the Trustees not later than 45 days following the Administrative Manager's receipt of a request for review.  If special circumstances require a further extension of time for processing, a decision will be rendered within a reasonable period of time, but in no event later than 90 days following the Administrative Manager's receipt of the request for review.  If such an extension is required, the claimant shall be so notified within 45 days after the Administrative Manager's receipt of the request for review.

The decision on review will be in writing and will include the specific reason(s) for the decision and specific reference(s) to the pertinent Plan provision(s) on which the decision is based.  The decision of the Trustees will be final.

As part of an initial benefit determination and upon review of an adverse benefit determination, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.  Likewise, if the adverse benefit determination or the decision on review is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical basis for the determination, applying the terms of the Plan to the claimant's medical circumstances, will be provided free of charge upon request.

CLAIMS PROCEDURES FOR MEDICAL AND DENTAL BENEFITS:  Claims for Medical and Dental Benefits must be submitted to the Administrative Manager on forms prescribed by the Trustees.  Forms may be obtained from the Administrative Manager or from the Human Resources office of Paul Mueller Company.  The Trustees may, at their own expense, require an independent medical examination to be performed by a Physician selected by the Trustees.

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Affirmative proof of claim must be furnished to the Administrative Manager within 12 months following the end of the calendar year in which the Covered Expense, on which the claim is based, was incurred.

Failure to furnish proof of claim within the time required above will not invalidate or reduce any claim if it is shown not to have been reasonably possible to furnish such proof within such time, provided such proof is furnished as soon as possible thereafter.

Medical and Dental Benefits will be paid immediately after due proof of claim.

Medical and Dental Benefits provided under the Plan for Covered Expenses with respect to which a Hospital, Physician or Dentist has allowed a discount to the Plan, in accordance with a discount agreement between the Hospital, Physician or Dentist and the Trustees, will be paid directly to the Hospital, Physician or Dentist.  All other Medical and Dental Benefits will be paid to you (or to an alternate payee pursuant to the terms of a Qualified Domestic Relations Order), except that you may assign payment of Benefits directly to the Hospital, Physician, or other person or institution rendering services or furnishing supplies for which Benefits are payable under the Plan.  The Trustees are not required to inquire into the validity of any such assignment, and any payment made in good faith by the Trustees discharges the obligation of the Trustees to the extent of such payment.  The Plan will also honor any assignment of rights made by or on your behalf as required by Medicaid.  In addition, if Medicaid makes payments that this Plan has a legal liability to make, the Plan will reimburse Medicaid for those payments, but only to the extent it is required to do so by State statute.

Any unassigned Medical and Dental Benefits for services rendered that are unpaid at your death will be paid to the Beneficiary you designated under your Life Insurance under the Plan.  If you are incompetent, any unassigned Medical and Dental Benefits payable during your lifetime will be paid to your Life Insurance Beneficiary or, if you have not designated one, to the person or institution who is caring for you.

If a claim for Medical or Dental Benefits is wholly or partially denied by the Administrative Manager, written notice of the decision will be furnished to the claimant by the Administrative Manager within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing.  If such an extension of time is required, written notice of the extension will be sent to the claimant prior to termination of the 90-day period.  The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render a final decision.  In no event will this date be more than 90 days after the end of the initial 90-day period.  If no response is received within 90 days, allowing reasonable time for mailing, the claimant may assume the claim has been denied and proceed to the claim review stage outlined below.  The notice of denial will contain the following information:

1.	the specific reason or reasons for the denial.
2.	specific reference to the pertinent provision(s) of the Plan upon which the denial is based.
3.	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.
4.	an explanation of the Plan's claim review procedure.

The claimant, his duly authorized representative or any provider to whom Benefits have been assigned may:

-	request a review of the decision by written application to the Trustees not later than 60 days after receipt by the claimant of written notification of denial of the claim,
-	review pertinent documents, and
-	submit issues and comments in writing.

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The written application for review must contain or be accompanied by:

1.	a concise statement of the facts upon which the claim for Benefits is based;
2.	the reason(s) why the Administrative Manager's denial is unlawful, improper, or erroneous;
3.	additional factual information, if any, which was not submitted previously, together with a statement of the reason(s) for failure to submit such information;
4.	argument or discussion as to why the decision should be reversed, including case citations and statutory references, if any; and
5.

statements of fact which must be verified by the claimant on his personal knowledge and not information and belief (failure to so verify factual statements will result in their not being considered by the Trustees).

A decision on review of a denied claim will be made by the Trustees not later than 60 days following the Administrative Manager's receipt of a request for review.  If special circumstances require a further extension of time for processing, a decision will be rendered within a reasonable period of time, but in no event later than 120 days following the Administrative Manager's receipt of the request for review.  If such an extension is required, the claimant shall be so notified within 60 days after the Administrative Manager's receipt of the request for review.

The decision on review will be in writing and will include the specific reason(s) for the decision and specific reference(s) to the pertinent Plan provision(s) on which the decision is based.  The decision of the Trustees will be final.

If a claimant has sought precertification of a hospitalization or service in accordance with the section entitled "Voluntary Utilization Review Program" and if precertification has been denied on the basis that the hospitalization or service is not medically necessary or appropriate, the claimant or his duly authorized representative may request a review of the denial by filing an appeal with the Plan's utilization review organization.  If the denial was based upon a ground other than the medical necessity and appropriateness of a hospitalization or service, the claimant or his duly authorized representative may request review of the denial under the terms of this section.

Any claim by an Employee, Beneficiary, or other party involving a matter other than Benefits (for example, if the Fund has denied that an Employee is eligible as a Participant) must be presented in writing to the Administrative Manager.  A written response will be furnished to the person presenting the claim.  If any Employee, Beneficiary, or other party believes that any action of the Fund is incorrect or improper, an appeal must be filed.  The appeal must be signed by the person affected by the action and submitted to the Administrative Manager within one year of the action that the appeal concerns.  The person appealing may review all papers pertinent to the subject matter of the appeal in the possession of the Trustees and may present additional evidence and a statement of his position.  The Trustees or a party appointed by the Trustees will review the appeal and provide a prompt written decision to the person appealing.

CLAIMS PROCEDURES FOR PRESCRIPTION DRUG BENEFITS:  If this Plan is your only or primary plan for prescription drugs, you must obtain prescriptions through a participating or mail order pharmacy and pay your portion of the cost directly to the pharmacy at the time you receive your prescription.  The Plan will then reimburse the pharmacy through its pharmacy benefit manager.  If you have other prescription drug coverage that is primary, you must obtain prescriptions through that plan and may submit your receipts for any copayments to the Administrative Manager for reimbursement within 12 months of the date the prescription was filled.  Such amounts will be paid directly to you and may not be assigned.

If your claim for prescription drug benefits has been denied, you may appeal through the Administrative Manager as shown above for Medical and Dental Benefits.

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OTHER THINGS YOU NEED TO KNOW:  As a participant covered under the Paul Mueller Company Employee Benefit Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA).  ERISA specifies that all participants shall be entitled to:

1.

RECEIVE INFORMATION ABOUT YOUR PLAN AND BENEFITS  --  Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated Summary Plan Description.  The Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan's annual financial report.  The Plan Administrator is required by law to furnish each participant with a copy of this Summary Annual Report.

2.

CONTINUE GROUP HEALTH PLAN COVERAGE  --  Continue health care coverage for yourself, spouse, or Dependents if there is a loss of coverage under the Plan as a result of a qualifying event.  You or your Dependents may have to pay for such coverage.  Review this Summary Plan Description and the documents governing the Plan on the rules governing your COBRA continuation coverage rights.

Reduction or elimination of exclusionary periods of coverage for preexisting conditions under your group health plan, if you have creditable coverage from another plan.  You should be provided a certificate of creditable coverage, free of charge, from your group health plan or health insurance issuer when you lose coverage under the Plan, when you become entitled to elect COBRA continuation coverage, when your COBRA continuation coverage ceases, if you request it before losing coverage, or if you request it up to 24 months after losing coverage.  Without evidence of creditable coverage, you may be subject to a preexisting-condition exclusion for 12 months after your enrollment date in your coverage.

3.

PRUDENT ACTIONS BY PLAN FIDUCIARIES  --  In addition to creating rights for Plan participants ERISA imposes duties upon the people who are responsible for the operation of the Employee Benefit Plan.  The people who operate your Plan, called ''fiduciaries'' of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.  No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

4.

ENFORCE YOUR RIGHTS  --  If your claim for benefits is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.  If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a State or Federal court.  In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a medical child support order, you may file suit in Federal court.  If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

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5.

ASSISTANCE WITH YOUR QUESTIONS  --  If you have any questions about your plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

The Plan is maintained pursuant to a Collective Bargaining Agreement.

Words used in this Summary Plan Description in the masculine gender include the feminine and vice versa.

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SECTION II

ELIGIBILITY

EMPLOYEE ELIGIBILITY AND EFFECTIVE DATE:  If you are a permanent Employee performing Active Work on a Full-Time Basis, your coverage will become effective on the day following the end of the first 90 days of employment during which you have worked 360 hours for the Company, provided that you must still be performing Active Work on a Full-Time Basis on your eligibility date in order to become covered.  If you are otherwise eligible for coverage and are not performing Active Work on a Full-Time Basis on your eligibility date because of a health status-related reason, coverage will nevertheless become effective on your eligibility date.

If, at 12:01 a.m. on the date your coverage (or an increase in the amount of coverage) would otherwise become effective or be reinstated, you are away from work due to Injury or Illness, the effective date of Weekly Disability Income coverage (or an increase in the amount of coverage) is postponed until you are available to return to Active Work on a Full-Time Basis.  If, on the date your coverage (or an increase in the amount of coverage) would otherwise become effective or be reinstated, you are not actively at work, your Life Insurance and Accidental Death and Dismemberment Insurance (or increase in the amount of coverage) will not become effective until you return to Active Work on a Full-Time Basis, provided you still meet the other requirements for eligibility at that time.

A Participant may have a right to continue coverage for himself and his Eligible Dependent(s) during a period when the Participant is on a leave of absence authorized by the Company pursuant to the Family and Medical Leave Act of 1993 (FMLA Leave).  The Participant's right to continue coverage during a period of FMLA Leave and the manner in which that coverage is continued is described in the section entitled "Family and Medical Leave Act Coverage" on page 16.

DEPENDENT ELIGIBILITY AND EFFECTIVE DATE:  "Eligible Dependents" are the following persons who have been properly enrolled in the Plan and for whom the required contributions for coverage have been received:

1.	your lawful Spouse (except a Spouse who is legally separated from you).
2.	each unmarried Child of the Employee who has not attained the age of 19 years.
3.	each unmarried Child who has attained age 19 but has not attained age 23, is a full-time student in an accredited school, and is dependent upon the Employee for his principal support and maintenance.
a)

If an unmarried Child between ages 19 and 23 completes the spring semester as a full-time student in an accredited school and does not graduate, he will continue to be considered an Eligible Dependent through the summer.  If he does not resume full-time student status in the fall, his coverage will be discontinued on the date the fall semester commences at the institution at which the Child was enrolled.

b)

If such a Child completes the spring semester and does graduate, he will be covered through the summer only if the Participant furnishes the Trustees with documentation that the Child is preenrolled as a full-time student for the fall semester.  If coverage is continued based on preenrollment and the Child does not actually resume full-time student status in the fall, coverage will be discontinued on the date the fall semester commences at the institution at which the Child was enrolled.

c)

If such a Child completes the spring semester, does graduate, and is not preenrolled as a full-time student for the fall semester, his coverage will be discontinued at the end of the spring semester.  If he resumes full-time student status in the fall, any premiums for COBRA Continuation Coverage that were paid for the summer will be refunded to the extent they exceed the cost of coverage for the Child had his coverage not been discontinued, and coverage will be reinstated retroactive to the end of the spring semester.

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4.

the Child of an Employee to the extent required by a qualified Medical Child Support Order. See paragraph 7 (on page 24) of the section entitled "Eligibility Definitions" for a definition of "Medical Child Support Order."

No person may be simultaneously covered as an Employee and a Dependent or as a Dependent of more than one Employee.

Your Eligible Dependent(s) will be covered on the same date your coverage is effective or the date they become an Eligible Dependent, whichever is later, provided that they are properly enrolled in the Plan within 30 days of their eligibility date.  If an Eligible Dependent is enrolled due to a Special Enrollment caused by loss of other group health coverage and within the 30-day enrollment period, coverage will be effective on the first day of the month following enrollment.  If an Eligible Dependent is enrolled due to Special Enrollment caused by marriage, birth or adoption within the 30-day enrollment period, coverage will become effective on the date of the marriage, birth or adoption.  In all events, coverage of your Dependents will be conditioned on your payment of the required contribution for Dependent coverage, in accordance with the provisions of Section VIII.

SPECIAL ENROLLMENT:  Eligible Dependents may be enrolled in the Plan in the following circumstances:

1.

LOSS OF OTHER GROUP HEALTH COVERAGE  -- If you decline enrollment for an Eligible Dependent (including a spouse) because of other health insurance coverage, that Dependent may be enrolled in the future, provided that enrollment is requested within 30 days after the loss of the other health coverage.

In order to qualify for Special Enrollment under this provision, the Dependent must have lost his or her other health coverage.  This loss may be due to separation, divorce, death, termination of employment, reduction in work hours, termination of employer contributions toward coverage, or exhaustion of COBRA continuation or State continuation.  Special enrollment requests based on loss of other coverage may be made only after losing eligibility for the other coverage and are not available if the previous coverage loss resulted from fraudulent activity or from nonpayment of premiums.

2.

NEWLY ACQUIRED DEPENDENTS -- If you acquire new Eligible Dependents as a result of marriage, birth, adoption or placement for adoption, your spouse and/or those newly acquired Eligible Dependents may be enrolled provided that enrollment is requested within 30 days after the marriage, birth, adoption or placement for adoption and all other eligibility requirements shown above have been met.  A Child who becomes an Eligible Dependent due to enrollment as a full-time student at an accredited school may also be enrolled in the Plan within 30 days of the commencement of the first semester of full-time attendance.

TERMINATION OF EMPLOYEE COVERAGE:  Your coverage will terminate as follows:

-	If you do not cease work because of retirement or FMLA Leave, coverage will terminate on the day you cease Active Work on a Full-Time Basis;
-	If you cease Active Work on a Full-Time Basis because of retirement, coverage will terminate on the last day for which you receive wages from the Company prior to retirement; or
-

If you cease Active Work on a Full-Time Basis while on a period of FMLA Leave, coverage will terminate, if at all, in accordance with the provisions of the section entitled "Family and Medical Leave Act Coverage" on page 16.

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However,
1.

if you have been employed by the Company for a continuous period of at least four months but less than one year immediately prior to the date your coverage would otherwise terminate in accordance with this provision, your Life Insurance and Accidental Death and Dismemberment Insurance and your Medical, Prescription Drug, and Dental coverage and that of your Eligible Dependent(s) (but not your Weekly Disability Income coverage*) will be extended for 14 days.

2.

if you have been employed by the Company for a continuous period of at least one year immediately prior to the date your coverage would otherwise terminate in accordance with this provision, your Life Insurance and Accidental Death and Dismemberment Insurance and your Medical, Prescription Drug, and Dental coverage (but not your Weekly Disability Income coverage for a Disability commencing after cessation of Active Work on a Full-Time Basis for reasons other than Disability*) and that of your Eligible Dependent(s) will be extended for:

	a)	90 days, and
	b)	up to an additional 90 days (for a total of up to 180 days from the date you ceased work), if you ceased work because of Total Disability and remain continuously Totally Disabled.
2.	if you --
	a)	cease work because of Total Disability and remain Totally Disabled,
	b)	have been employed by the Company for at least 10 years prior to cessation of work, and
	c)	apply for and receive Social Security Disability Income Benefits,

your Medical, Prescription Drug, and Dental coverage and that of your Eligible Dependent(s) (but not your Life Insurance and Accidental Death and Dismemberment Insurance or Weekly Disability Income coverage) will be further extended until the earlier of (i) the expiration of 30 months from the date your Disability commenced or (ii) the date you become entitled to Medicare.

In no event, however, will your coverage be continued beyond the earliest of the following dates:

-	with respect to Weekly Disability Income and Accidental Death and Dismemberment coverage, the date you become a Retired Employee;
-	the date you become covered under another group plan as a result of employment with another employer;
-	the date the Plan terminates or is amended to exclude the class of Employees to which you belong; or
-	with respect to continuation of medical coverage under the 90-day extension referred to in paragraph 2(a) above, the date a Retired Employee becomes entitled to Medicare.

*If you return to work while still covered for Medical, Prescription Drug, and Dental coverage, Weekly Disability Income coverage will be reinstated immediately upon return to work and the "160 hours of work" requirement will not apply.

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If your coverage is terminated because you retire, a reduced amount of Life Insurance will be continued after your retirement in accordance with the provisions in the "Schedule of Benefits" (on page 25) in Section III of this booklet.  In addition, you may be eligible to continue your Medical and Prescription Drug coverage on a self-payment basis.  See "COBRA Continuation Coverage" and ''Limited Self-Payment Privilege for Retired Employees and Surviving Dependent(s)" on pages 18 and 22, respectively, in this booklet.

The length of coverage you are entitled to under this section after you cease Active Work on a Full-Time Basis shall be reduced to the extent necessary to avoid duplicating any coverage available under the section entitled "Family and Medical Leave Act Coverage." If your coverage is extended under this section on account of your retirement, termination of employment, involuntary layoff, Total Disability, or period of military service or training and FMLA leave, any contributions for coverage of Eligible Dependents will be waived during the period of extended coverage.  If your coverage is extended under this section because you took unpaid leave, were "out of work" or were voluntarily laid off, and you choose not to drop coverage for your Eligible Dependents in accordance with Section VIII, your contributions for their coverage must be made on a pre-tax basis under that section once you return to pay status.

The Administrative Manager will furnish to persons whose coverage under the Plan terminates a Certificate of Creditable Coverage as required by the Health Insurance Portability and Accountability Act (HIPAA).

TERMINATION OF DEPENDENT COVERAGE:  The coverage of your Dependent(s) will terminate on the earliest of the following dates:

1.

the date your coverage terminates, except that if your coverage terminates due to your death and you had been continuously employed in Active Work on a Full-Time Basis by the Company for a period of at least:

	a)	four months but less than one year immediately preceding your death, Medical, Prescription Drug, and Dental coverage of your Eligible Dependent(s) will be extended for 14 days, or
	b)	one year immediately preceding your death, Medical, Prescription Drug, and Dental coverage of your Eligible Dependent(s) will be extended for 90 days.
2.	as to a particular Dependent, the date the Dependent ceases to qualify as an Eligible Dependent;
3.	the end of the last period for which required contributions were made for the Eligible Dependent.

If a covered unmarried Child, who is dependent upon you for support, is incapable of self-sustaining employment because of mental retardation or physical handicap on the date his coverage would otherwise terminate, his coverage will not terminate solely because of attained age.  Proof of such current and continuing incapacity is required within 31 days after the date the Child would otherwise cease to be eligible and from time to time thereafter as requested by the Trustees.

Upon notice of termination, the Administrative Manager will furnish to persons whose coverage under the Plan terminates a Certificate of Creditable Coverage as required by the Health Insurance Portability and Accountability Act (HIPAA).

REINSTATEMENT OF COVERAGE:  Except as described in the "Family and Medical Leave Act Coverage" section below, if, after your coverage is terminated (or would have been terminated were it not for your election of Continuation Coverage), you resume Active Work on a Full-Time Basis, your coverage will be reinstated as follows:

1.	if your employment has not been terminated, on the day immediately following completion of 160 hours of work in a period not exceeding 60 days; or

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2.

if your employment has been terminated, on the day immediately following the end of a 90-day period commencing on or after your date of employment during which you have worked 360 hours for the Company.

If the termination of coverage is due to the cessation of work by reason of military leave, the "160 hours of work" requirement will not apply and your coverage will be made effective on the date you resume Active Work on a Full-Time Basis, provided that you apply for reemployment within the time periods specified by the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA).

If termination is due to Total Disability and you remain continuously Totally Disabled until you resume employment with the Company, the "160 hours of work" requirement will not apply and your coverage will be made effective on the date you resume Active Work on a Full-Time Basis.

FAMILY AND MEDICAL LEAVE ACT COVERAGE (FMLA Leave):
1.

CONTINUATION OF COVERAGE  --  You may continue Medical, Prescription Drug, and Dental coverage but not Life and Accidental Death and Dismemberment Insurance or Weekly Disability Income coverage for yourself and your Eligible Dependent(s) during a period of FMLA Leave as if you had not taken FMLA Leave, but had instead continued your employment and your participation in the Plan.  Any otherwise required contributions for the coverage of your Eligible Dependents will be waived during periods of FMLA leave, to the extent your pay during such leave is inadequate to fund those contributions.  You will not have the right to continue coverage during a period of FMLA Leave, however, if you inform the Company before beginning your leave that you do not intend to return to work for the Company at the conclusion of your leave.  In that event, you may have a right to continue coverage under the provisions described on page 18 in the section entitled "COBRA Continuation Coverage."

2.	TERMINATION OF COVERAGE -- If you elect to continue coverage during a period of FMLA Leave, your coverage and that of your Eligible Dependent(s) will continue until the earliest of:
	a)	the date you notify the Company that you do not intend to return to work for the Company after the conclusion of the FMLA Leave;
	b)	the date your employment is terminated because you fail to return to work for the Company after the period of FMLA Leave; or
	c)	the date the Company's participation in the Plan terminates.
3.

RESTORATION OF COVERAGE  --  Any coverage you do not continue while on FMLA Leave will be reinstated upon your return from FMLA Leave.  You and your Eligible Dependent(s) will receive the same coverage you had prior to the commencement of the FMLA Leave.  Neither you nor your Eligible Dependent(s), if they were covered under the Plan at the time the FMLA Leave commenced, will be subject to any new preexisting condition limitation.  If you had been subject to the preexisting condition limitation previously, however, that limitation will remain in effect, applied as if coverage under the Plan had been in effect during the period of FMLA Leave.

4.	NEED TO REPAY CONTRIBUTIONS --
a)

General Rule  --  If you begin a period of FMLA Leave and continue your coverage under the Plan and that of your Eligible Dependent(s), and if you fail to return to work for the Company after your FMLA Leave entitlement has been exhausted or expires, the Company will have the right to recover from you the contributions it made toward your and your Eligible Dependent's coverage under the Plan during the FMLA Leave.  You will be considered to have returned to work for the Company for this purpose only if you return to work for at least 30 calendar days.

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	b)	Exception -- The Company will not have a right to recover its contributions if you fail to return to work for the Company due to:
		i.	the continuation, recurrence, or onset of a serious health condition which would otherwise entitle you to a period of FMLA Leave, or
		ii)	other circumstances beyond your control.
c)

Method of Recovery  --  If the Company is entitled to recover its contributions under these rules, it may do so in any manner permitted by law, including deducting those amounts from amounts otherwise due you.  This might include, for example, deducting those amounts from accrued but unpaid wages or vacation pay.

5.	SPECIAL RULES FOR KEY EMPLOYEES --
a)

Key Employee  --  Special rules apply to Key Employees.  For this purpose, a "Key Employee" is a salaried Employee who is among the highest paid 10% of all Employees employed by the Company within 75 miles of the Company's worksite, and who is FMLA eligible (who, for example, meets the minimum hour requirements and works for a large enough facility to be covered under the FMLA).  Determinations of whether an Employee is a Key Employee will be made under certain technical rules set forth in government regulations.

b)

Continuation of Coverage  --  If you are a Key Employee, special rules will apply.  In that event, if you are entitled to FMLA Leave and the Company properly notifies you that it does not intend to restore you to your job at the end of your leave because doing so would cause substantial and grievous economic injury to the Company's operations, and if you nevertheless do not, within a reasonable time after receiving that notice, terminate your FMLA Leave and return to work for the Company, your coverage and that of your Eligible Dependent(s) will continue until the earliest of:

		i)	the date you give notice to the Company that you no longer wish to return to work;
		ii)	the date the Company denies your reinstatement to employment at the end of the FMLA Leave; or
		iii)	the date the Company's participation in the Plan terminates.
c)

Recovery of Contributions  --  If you are a Key Employee and continue your coverage and that of your Eligible Dependent(s) under the Plan, and if you are denied employment reinstatement by the Company after the period of FMLA Leave, the Company is not entitled to recover from you the contributions it made toward your and your Eligible Dependent's coverage under the Plan during the FMLA Leave.

EXTENDED BENEFITS:  If your Medical and Prescription Drug coverage is terminated while you are Totally Disabled, Extended Benefits will be payable with respect to Covered Expenses incurred after such termination solely as a result of the Injury or Illness causing such Total Disability. Extended Benefits will also be payable, in the case of a Dependent whose coverage is terminated while the Dependent is Totally Disabled, solely for Covered Expenses resulting from the Injury or Illness causing such Total Disability.

Extended Benefits will be payable for six months, but in no event beyond the earliest of the date:

1.	you (or your Dependent) cease to be Totally Disabled,

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2.	you (or your Dependent) become covered under another group plan covering the Disability,
3.	you (or your Dependent) become entitled to Medicare, or
4.	the Plan terminates.
[NOTE: Pregnancy is treated as any other Illness in determining eligibility for Extended Benefits (i.e., you must be Totally Disabled in order to qualify).]

COBRA CONTINUATION COVERAGE:  You and your Eligible Dependents have the opportunity to continue coverage in certain instances where coverage would otherwise end.  Such continuation coverage is described in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").  You may elect COBRA Continuation Coverage at your own expense if your Medical, Prescription Drug, and Dental coverage under the Plan terminates because of a reduction in hours of employment or termination of employment (for reasons other than gross misconduct).

Your Spouse may elect COBRA Continuation Coverage if his or her Medical, Prescription Drug, and Dental coverage under the Plan terminates for any of the following reasons:

1.	your death,
2.	termination of your employment (for reasons other than gross misconduct) or reduction in your hours of employment,
3.	divorce or legal separation from you, or
4.	your entitlement to Medicare while continuing coverage under COBRA.

Your Dependent Child may elect COBRA Continuation Coverage if his Medical, Prescription Drug, and Dental coverage under the Plan terminates for any of the following reasons:

1.	your death,
2.	termination of your employment (for reasons other than gross misconduct) or reduction in your hours of employment,
3.	your divorce or legal separation,
4.	your entitlement to Medicare while continuing coverage under COBRA, or
5.	the Dependent ceases to be an Eligible Dependent under the Plan.

The events described above which may result in eligibility for COBRA Continuation Coverage are referred to as "Qualifying Events." In the event you fail to return to work at the conclusion of your FMLA Leave, the Qualifying Event occurs on the last day of your FMLA Leave.

Under COBRA, "Qualified Beneficiaries" are entitled to elect COBRA Continuation Coverage.  A "Qualified Beneficiary" is an individual who was covered by this Plan on the day before experiencing a Qualifying Event and who lost coverage under the Plan as a result of that event within the applicable maximum COBRA coverage period.  The following persons are also Qualified Beneficiaries:

1.	Children born to, adopted by, or placed for adoption with a Participant while the Participant is receiving COBRA Continuation Coverage.

=============================================================================
2.

Individuals whose coverage is reduced or eliminated in anticipation of a Qualifying Event.  Such individuals become eligible to elect COBRA Continuation Coverage upon the occurrence of the Qualifying Event.

If multiple individuals are eligible to elect COBRA Continuation Coverage due to the same Qualifying Event, each individual has a separate and independent right to elect COBRA Continuation Coverage.  You are not eligible to elect COBRA coverage if, on the day before the Qualifying Event, you are covered under the Plan by reason of another individual's electing of COBRA Continuation Coverage and you are not already eligible for COBRA Continuation Coverage.

For COBRA Continuation Coverage to be available, the Qualified Beneficiary or Participant must inform Paul Mueller Company, by written notice to the following address, of a divorce or legal separation or of a Child ceasing to be an Eligible Dependent under the Plan within 60 days of the Qualifying Event:

Paul Mueller Company
Human Resources
1600 West Phelps Street, P.O. Box 828
Springfield, Missouri 65801-0828

The Administrative Manager will, within 14 days after receipt of notification from Paul Mueller Company that a Qualifying Event has occurred, notify the Qualified Beneficiary that he has the right to elect COBRA Continuation Coverage.  The Qualified Beneficiary must then make a written election of COBRA Continuation Coverage.  That election must be submitted to the Administrative Manager within 60 days after the later of:

1.	the date the notice of the right to elect COBRA Continuation Coverage is provided, or
2.	the date coverage would otherwise terminate as a result of the Qualifying Event.

If the Qualified Beneficiary does not elect COBRA Continuation Coverage within the time limits described above, his Medical, Prescription Drug, and Dental coverage will not be continued.

Each Qualified Beneficiary has a separate and independent right to elect COBRA Continuation Coverage.  If any Qualified Beneficiary elects COBRA Continuation Coverage, the Plan will provide him with Medical, Prescription Drug, and Dental coverage which, as of the time coverage is being provided, is identical to the Medical, Prescription Drug, and Dental coverage provided under the Plan to similarly situated active Covered Individuals.

If a Qualified Beneficiary acquires a new Dependent while on COBRA Continuation Coverage, that new dependent can be covered for the balance of the maximum coverage period, provided that the Qualified Beneficiary notifies the Administrative Manager of the new Dependent within 30 days after the date the new Dependent was acquired and provided the Qualified Beneficiary pays any additional COBRA premium that may be required.

[NOTE:  If an employee on COBRA has a new Child or adopts or has one placed for adoption, the new Child has an independent right to continue coverage for the balance of the maximum coverage period, even if the employee's coverage does not continue for the entire maximum coverage period.  No other after-acquired Dependent has this right.]

DURATION OF COBRA CONTINUATION COVERAGE:  COBRA Continuation Coverage may be maintained for a maximum of 36 months from the date of the Qualifying Event unless coverage was lost because of termination of employment or reduction in hours.  In that case, the maximum COBRA Continuation Coverage period is 18 months from the date of the Qualifying Event.

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If the Qualified Beneficiary is determined by the Social Security Administration to be Totally Disabled as of the date of the Qualifying Event or within the first 60 days of COBRA Continuation Coverage and so notifies the Administrative Manager within 60 days after the Social Security Administration's determination and prior to the end of the 18-month coverage period, the maximum COBRA Continuation Coverage period for the disabled Qualified Beneficiary as well as for every other Qualified Beneficiary who lost coverage due to the same Qualifying Event will be extended for an additional 11 months -- for a total of 29 months -- but not beyond the first day of the month that is more than 30 days after the date of a final determination by the Social Security Administration that the disabled Qualified Beneficiary is no longer Totally Disabled.  The Qualified Beneficiary must notify the Administrative Manager within 30 days following a determination by the Social Security Administration that the Qualified Beneficiary is no longer Totally Disabled.

If, during that 18 or 29 months, a Qualified Beneficiary experiences another Qualifying Event (employee's death, divorce or legal separation, employee's entitlement to Medicare, or loss of Dependent status), coverage may be extended, but in no case may the total amount of COBRA Continuation Coverage be more than 36 months from the date of the original Qualifying Event.  Please note that termination of employment following a reduction in work hours is not considered a second Qualifying Event and will not entitle Qualified Beneficiaries to coverage beyond the initial 18 months of COBRA Continuation Coverage.

A special rule applies if you become entitled to Medicare benefits within 18 months prior to terminating employment.  Even if that Medicare entitlement does not cause your Eligible Dependents to lose coverage under the Plan, your subsequent termination of employment will entitle your Eligible Dependents to COBRA Continuation Coverage that extends until the later of 18 months after your termination of employment or 36 months after your Medicare entitlement.

The 18-, 29-, and 36-month periods referred to in this section include (i.e., are reduced by) the 14-, 90-, and 180-day and the 30-month extensions provided in paragraphs 1, 2, and 3 of the section entitled "Termination of Employee Coverage" on page 14.

In no event will COBRA Continuation Coverage be continued beyond the earliest of the following dates:

1.	the date Paul Mueller Company ceases to provide group health coverage to any of its Employees,
2.	the date the premium for COBRA Continuation Coverage is not paid by the end of the 45- or 30-day grace period described below,
3.

the date, if after the date of the election of COBRA Continuation Coverage, on which the Qualified Beneficiary becomes covered under another group health plan which does not limit or exclude coverage for any preexisting health conditions of such individual, or

4.	the date, if after the date of the election of COBRA Continuation Coverage, on which the Qualified Beneficiary becomes entitled to Medicare.

The Trustees will determine the monthly premium rates applicable to Qualified Beneficiaries who elect COBRA Continuation Coverage annually.  Premium rates may be higher for the additional 11 months of COBRA Continuation Coverage available to Totally Disabled Qualified Beneficiaries than during the first 18 months of COBRA Continuation Coverage.

A grace period of 45 days from the election date will be allowed for payment of the initial premium for COBRA Continuation Coverage and 30 days for payment of each subsequent COBRA Continuation Coverage premium.  If the first premium is not received by the end of the grace period, COBRA Continuation Coverage will not take effect and the right to COBRA Continuation Coverage is forfeited.  If any subsequent premium is not received by the end of the grace period, COBRA Continuation Coverage will be terminated as of the end of the period for which the last timely premium was received and may not be reinstated.  Premiums must be made in full; however if a timely payment is made in an amount that is "not significantly less" than the full amount due, the Qualified Beneficiary will be notified and will have 30 days from the date of such notice to pay the delinquent amount.  For purposes of this provision, a payment will be considered "not significantly less" than the amount due if it is within the lesser of 10% or $50 of the required premium.

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MILITARY LEAVE OF ABSENCE:  If you take a leave of absence for the purpose of military service or training (as described in the Uniformed Services Employment and Reemployment Rights Act), you may continue your coverage under the Plan (and that of your enrolled Dependents, as well).  The rules applicable to such continued coverage are similar to the COBRA Continuation Coverage rules described above.  Unlike COBRA Continuation Coverage, however, no contribution is required for your or your Eligible Dependents' coverage during the first 30 days of such a leave or, if longer, the duration of your extended coverage under the section entitled "Termination of Employee Coverage" on page 14.  Contact the Administrative Manager for additional information concerning this coverage continuation option.

LIMITED SELF-PAYMENT PRIVILEGE FOR RETIRED EMPLOYEES AND SURVIVING DEPENDENT(S):  If you become a Retired Employee, you may elect, following the COBRA Continuation Coverage described in the section entitled "COBRA Continuation Coverage" above, to continue your Medical and Prescription Drug coverage (provided you are not eligible for Federal Medicare coverage, Part A or Part B) and/or that of your Eligible Dependent(s) (provided they are not eligible for Federal Medicare coverage, Part A or Part B), but not your Life Insurance and Accidental Death and Dismemberment Insurance or your Weekly Disability Income or Dental coverage, on a self-payment basis at rates determined by the Trustees.

Self-payment coverage must commence immediately upon termination of your (and/or your Eligible Dependent's) COBRA Continuation Coverage under the Plan and must be continuous.  Self-payment must be made monthly as determined by the Trustees and must be received by the Administrative Manager within 30 days following the beginning of the period for which due.

Your coverage may not be continued beyond the earliest of the date you:

-	die,
-	become eligible for Federal Medicare coverage (Part A or Part B), or
-	attain age 65.

Coverage of your Eligible Dependent(s) may not be continued beyond the earliest of the date:

1.	15 years from the date of your retirement,
2.	the Eligible Dependent becomes eligible for Federal Medicare coverage (Part A or Part B),
3.	the Eligible Dependent attains age 65,
4.	the Dependent ceases to be an Eligible Dependent, or
5.	your coverage ceases, except:
a)

if your coverage ceases due to your death while you and your Eligible Dependent(s) are covered under the Plan, continued Medical and Prescription Drug coverage is available to your surviving Eligible Dependent(s) at their expense until they become eligible for Federal Medicare coverage (Part A or Part B), attain age 65, remarry (in the case of your surviving Spouse), cease to be an Eligible Dependent, or until 15 years following the date of your retirement, whichever occurs first; or

b)

if your coverage ceases because you become eligible for Federal Medicare coverage or attain age 65, continued Medical and Prescription Drug coverage is available to your Eligible Dependent(s) at their expense until they become eligible for Federal Medicare coverage (Part A or Part B), attain age 65, cease to be an Eligible Dependent, or until 15 years following the date of your retirement, whichever occurs first.

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If you die while an active Participant and while eligible for early or normal retirement, continued Medical and Prescription Drug coverage on a self-payment basis is also available to your surviving Eligible Dependent(s) to the same extent and subject to the same requirements and limitations as if you had been a Retired Participant at the time of your death.

OBTAINING INDIVIDUAL HEALTH INSURANCE ONCE YOUR COVERAGE ENDS:  If you exhaust COBRA Continuation Coverage and you are ineligible for Medicare or any other group health coverage or insurance, you may be able to obtain an individual health insurance policy from an insurance company.  Federal law requires issuers of individual health insurance to accept such enrollees without imposing a preexisting condition limitation as long as any break in creditable coverage is fewer than 63 days.  This Plan does not provide such individual health insurance.  To see if you can take advantage of this Federal law, you should contact an insurance agent or the State Insurance Commissioner.

ELIGIBILITY DEFINITIONS:  For purposes of the eligibility provisions of the Plan:

1.

"Active Work on a Full-Time Basis" means the performance of work by an Employee for the Company, either at his customary place of employment or such other place or places as required by the Company in the course of such work, for the full number of hours and full rate of pay in accordance with the established employment practices of the Company, as determined by the Company.  An Employee shall be deemed to be performing Active Work on a Full-Time Basis during excused absences (other than due to Disability in excess of five Working Days), as determined by the Company.

2.	"Child" includes, in addition to a natural Child of the Employee, the following persons dependent upon the Employee for principal support and maintenance:
a)

an adopted Child (a Child is considered "adopted" only when he is adopted or placed for adoption and only if the adoption or placement occurs before the Child reaches his 18th birthday; a Child is placed for adoption when a Participant assumes and retains a legal obligation for total or partial support of the Child in anticipation of adoption; and the Child's placement with the Participant terminates upon the termination of such legal obligation),

	b)	a Stepchild; and
c)

a Foster Child ("Foster Child" means a Child for whom the Participant is the legal guardian, who resides in the Participant's household, and for whom the Participant provides parental care, including health care).

3.	"Covered Individual" means a Participant or an Eligible Dependent who is covered under the Plan.
4.

"Disability" and "Total Disability" mean you are unable to perform your regular work solely because of accidental bodily Injury or bodily or mental infirmity, or a Dependent is unable to engage in all the normal activities of a person of like age and sex in good health solely because of accidental bodily Injury or bodily or mental infirmity.  With respect to eligibility for extended COBRA Continuation Coverage, "Total Disability" is defined and determined by the Social Security Administration.

5.

"Employee" means a permanent full-time Employee of Paul Mueller Company or a Participating Employer, except you may not join the Plan if you are an "excluded employee." You are an "excluded employee" if you are:  (a) an employee of Mueller Field Operations, Inc., who is represented for collective bargaining purposes by a union, (b) a "learner helper" as defined in the Collective Bargaining Agreement or (c) any other employee hired on a temporary or contract basis.

6.	"FMLA Leave" means leave granted to a Participant by the Company under the Family and Medical Leave Act of 1993.

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7.

"Medical Child Support Order" means an order, typically issued in a divorce or as part of a State child support order proceeding, which may create or recognize the right of a Child of a Participant to be covered under this Plan.  Such an order must be qualified and issued by a court of competent jurisdiction or through an administrative process having the force and effect of law for this Plan to be bound by it.  The Administrative Manager will provide to Participants, on request and without charge, guidelines used to determine whether a Medical Child Support Order is qualified.

8.	"Retired Employee" means a person who:
	a)	is separated from the active service of the Company,
	b)	is not engaged in active, full-time work,
	c)	has attained age 55, and
	d)	has a total of five years of employment with the Company.
Retired Employees are eligible for Employee Life Insurance and Employee and Dependent Medical and Prescription Drug Benefits only.

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SECTION III

GROUP LIFE AND ACCIDENTAL DEATH AND

DISMEMBERMENT INSURANCE

SCHEDULE OF BENEFITS
EMPLOYEE LIFE INSURANCE AMOUNT	$50,000*
EMPLOYEE ACCIDENTAL DEATH AND DISMEMBERMENT MAXIMUM AMOUNT	Additional $50,000*
DEPENDENT LIFE INSURANCE AMOUNT:*
Spouse Children -- less than 23 years**	$2,000 $2,000

 * The amount of your Life Insurance will be reduced to $1,000 and your Accidental Death and Dismemberment Insurance and your Dependent Life Insurance will terminate on the date you become a Retired Employee.  In order for your $1,000 of Life Insurance to continue after retirement, you must qualify as a Retired Employee as defined on page 24.

** In order to be eligible, a Child between ages 19 and 23 must be a full-time student (see paragraph 3 of "Dependent Eligibility and Effective Date" on page 12 and definition of "Child" on page 23).

EMPLOYEE LIFE INSURANCE

WHEN BENEFIT IS PAYABLE:  If you die at any time or place while you are insured, your Life Insurance Benefit of $50,000 will be paid in a lump sum (or, if elected, in installments as provided in the group insurance policy) to your Beneficiary.

TOTAL DISABILITY DEATH BENEFIT:  If you become Totally Disabled while insured and before you attain age 65, and if your Life Insurance is terminated, a death Benefit will nevertheless be payable when you die provided that all the following requirements are fulfilled:

-	you must remain continuously Totally Disabled until death;
-

due written proof of Total Disability must be furnished to the Trustees within 12 months after your insurance terminates and annually thereafter (the Trustees also have the right to have you medically examined); and

-

this death Benefit is not payable unless any individual policy of Life Insurance obtained under the Conversion Privilege is surrendered for return of premiums, less dividends or indebtedness (if any), nor is it payable if a Benefit becomes payable as provided under "Conversion Privilege" below.

The amount of the Total Disability Death Benefit is $50,000 if you die before attaining age 65.  If you qualify as a Retired Employee at age 65, the Total Disability Death Benefit payable, if you die thereafter, is $1,000.  If you do not qualify as a Retired Employee at age 65, no Total Disability Death Benefit is payable if you die thereafter.

"Totally Disabled" for the purposes of this Total Disability Death Benefit means that you are unable, due to Injury or Illness, to perform the material and substantial duties of your regular occupation for 12 months and, thereafter, to perform the material and substantial duties of any occupation for which you are qualified by education, training, or experience; or you have been diagnosed with a life expectancy of six months or less.

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BENEFICIARY:  Payment will be made to the Beneficiary designated by you.  You may change your beneficiary designation whenever you wish.  To do so, simply ask the Administrative Manager for a "Change of Beneficiary" form, fill it out, sign it, and return it, so that the change may be properly recorded.

If you have no designated Beneficiary, your Life Insurance may be paid --

-	to any party that the Life Insurance Company deems entitled because of payment of your burial expenses; and/or
-	to the executors or administrators of your estate; and/or
-	to your surviving relatives in the following order:
+ otherwise equally to your children, if any;
+ otherwise equally to your father and mother, if any.

If a minor beneficiary does not have a legal guardian, the Insurance Company may, until such a guardian is appointed, pay the person it deems to be caring for and supporting him.  Such payment will be in monthly installments of not more than $200.

If you apply for an individual policy under the Conversion Privilege described below and name a different Beneficiary than the one you named under the group policy, you will be considered to have changed your Beneficiary under the group policy to the Beneficiary designated in the application for the individual policy.

ACCELERATED BENEFIT:  If you are under 65 years of age, insured for at least $10,000 and submit satisfactory proof to the Insurance Company that you have been diagnosed as having a terminal Illness with a life expectancy of six months or less as certified by your Physician, you may request that a portion of your Life Insurance Benefit be paid to you prior to your death.  This "Accelerated Benefit" must be at least $3,000 and cannot exceed 80% of the maximum Life Insurance Benefit to which you are entitled.  The Accelerated Benefit is a prepayment of a portion of your Life Insurance Benefit and will be deducted from the Life Insurance Benefit payable to your Beneficiary upon your death.

You are entitled to only one Accelerated Benefit.

CONVERSION PRIVILEGE:  If your Life Insurance or any portion of it terminates, you will have a period of 31 days following such termination during which you may obtain an individual Life Insurance policy, without medical examination, by making application to the Insurance Company and paying the applicable premium.  The amount of the individual policy may not exceed the amount of your Life Insurance that ceases because of such termination.  Any type of individual policy (except term insurance), without Disability or other supplementary Benefits, customarily issued by the Insurance Company at the time, will be available.

If you should die during this 31-day period, the amount of insurance convertible will be payable whether or not you applied for an individual policy.

If your Life Insurance terminates because of termination of the group insurance policy, a more limited Conversion Privilege is available.

The Administrative Manager will assist you in contacting the Insurance Company, but it is your responsibility to initiate the request for conversion.

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DEPENDENT LIFE INSURANCE

WHEN BENEFIT IS PAYABLE:  If any of your Eligible Dependents dies while covered, the Dependent Life Insurance amount shown in the "Schedule of Benefits" will be paid --

-	to you, if you are living at the time of the death of the Dependent;
-	otherwise to your Spouse, if living;
-	otherwise to your estate.

CONVERSION PRIVILEGE:  If your Dependent Life Insurance is terminated because of your death or your cessation of eligibility under the Plan, the group coverage may be changed to an individual Life Insurance policy.  Written application must be made for the individual policy on the life of each Dependent whose coverage is terminated within the same period and under the same terms and conditions as those described under "Conversion Privilege" for your insurance.

ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

WHEN BENEFIT IS PAYABLE:  If you sustain accidental bodily injuries while your Accidental Death and Dismemberment Insurance is in force, and as a direct result of the accident and independently of all other causes you suffer the loss of life or limb or sight, the Benefit indicated below will be payable, provided the loss occurs within 90 days of the accident and is not excluded by the Limitations and Exclusions provision.

DEATH BENEFIT:  For loss of life, the Maximum Amount of $50,000 will be payable to your Beneficiary.

Your Beneficiary will be the same as under the Life Insurance coverage unless you make a separate written designation for the Accidental Death Benefit.  Any such separate designation shall be subject to all terms of the beneficiary provision of the Life Insurance coverage, including the effect of designating a Beneficiary in an application for conversion to an individual policy of Life Insurance.

DISMEMBERMENT BENEFIT:  One-half of the Maximum Amount (i.e., $25,000) will be payable to you for loss of:

-	one hand,
-	one foot, or
-	sight of one eye.

The Maximum Amount of $50,000 will be payable to you for loss of more than one the above resulting from one accident.

Loss of hand or foot means loss by severance through or above the wrist or ankle joint, respectively, and loss of sight means the loss of an eye or the complete and irrevocable loss of sight of an eye.

LIMITATIONS AND EXCLUSIONS:  No more than the Maximum Amount of $50,000 will be paid for all losses sustained as a result of any one accident whether or not such losses occur simultaneously or in succession during the 90-day period after the accident.

No payment will be made for losses connected in any way with any of the following:

1.	SICKNESS
2.	DISEASE

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3.	ANY MEDICAL TREATMENT FOR ITEMS 1 OR 2 ABOVE.
4.	INFECTION -- Except an infection of an accidental cut or wound or a bacterial infection resulting from an accidental ingestion of a contaminated substance.
5.	INTENTIONALLY SELF-INFLICTED INJURY -- Any intentionally self-inflicted injury, suicide or suicide attempt while sane.
6.	WAR -- War or Act of War, whether or not declared.
7.	ARMED SERVICE -- Any Injury received while in any armed service of a country that is at war or engaged in armed conflict.
8.	DRUGS -- Taking drugs, sedatives, narcotics, barbiturates, amphetamines, or hallucinogens unless prescribed for or administered by a licensed physician.
9.

INTOXICATION  --  The injured person's intoxication.  "Intoxication" means that blood alcohol content or the results of other means of testing blood alcohol level meet or exceed the legal presumption of intoxication under the law of the State where the accident took place.

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SECTION IV

WEEKLY DISABILITY INCOME COVERAGE

SCHEDULE OF BENEFITS
WEEKLY BENEFIT AMOUNT	$175 per week, but not more than 662/3% of weekly earnings*

DAY BENEFITS BEGIN IN EACH DISABILITY PERIOD:

1.	DUE TO INJURY -- first Working Day of Disability.
2.	DUE TO ILLNESS -- the earliest of:
a)	the sixth Working Day of continuous Disability,
b)	the first Working Day of inpatient Hospital confinement, or
c)	the first Working Day of Disability coinciding with or following performance of major surgery other than as a Hospital inpatient.
MAXIMUM PAYMENT PERIOD FOR EACH DISABILITY PERIOD	52 weeks

* For any week or partial week for which you are entitled to Disability Benefits under the Federal Social Security Act, the amount of Benefit payable under the Weekly Disability Income coverage will be reduced by the amount of such Social Security Benefits (less the Plan's proportionate share of reasonable attorney's fees associated with the successful collection of Social Security Benefits) to which you are entitled for that weekly period or part thereof, including any amounts payable attributable to your Dependent(s).  You will be considered to be entitled to Social Security Disability Income Benefits if you would be eligible for such benefits were application made, except that your Weekly Disability Income Benefit will not be reduced if you submit proof to the Trustees that you have applied for Social Security Disability Income Benefits and, after final determination, your application has been denied.

Weekly Disability Income coverage terminates on the date you become a Retired Employee.

EMPLOYEE WEEKLY DISABILITY INCOME BENEFITS

WHEN BENEFITS ARE PAYABLE:  Weekly Disability Income Benefits are payable when you become Disabled, while covered under the Plan, by an Injury or by an Illness so as to be unable to perform your regular work.  Confinement to your home is not necessary; however, treatment by a legally qualified Physician or Surgeon (Doctor of Medicine, Doctor of Osteopathy or Doctor of Podiatric Medicine) is required.

The day on which Weekly Disability Income Benefits begin is shown in the "Schedule of Benefits" above.

If you apply for Weekly Disability Income Benefits for a period of Disability expected to last more than five months, you must also apply for Social Security Disability Income Benefits.  This includes making timely claim for and fully pursuing all avenues of appeal provided for under the Social Security Act with respect to denial of such benefits.  As a condition of the payment of Weekly Disability Income Benefits, you must, in writing --

-	warrant that you (and any person or entity acting on your behalf) have not settled, discharged, or released any right or claim to Social Security Disability Income Benefits, and
-	agree to immediately notify the Plan and refund to the Plan all amounts due the Plan upon receipt of such Benefits.

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AMOUNT OF BENEFITS:  The Weekly Benefit Amount and the maximum Payment Period are shown in the "Schedule of Benefits" above.  If Benefits are due for less than a full week, one-fifth of the Weekly Benefit Amount will be paid for each Covered Day of Disability.  In no event will Benefits be payable for more than the Maximum Payment Period during any one Disability Period.

WEEKLY DISABILITY INCOME DEFINITIONS:  For purposes of the Weekly Disability Income Benefit provision of the Plan:

1.

"Covered Day of Disability" means each Working Day, which is not excluded from the payment of Benefits by the Limitations and Exclusions provision, beginning with the day on which Benefits begin for any one Disability Period.

2.	"Disability Period" means:
	a)	any one absence from work because of Disability due to one or more causes;
b)

any two or more absences from work because of Disability due to the same or related cause, except that any two such absences from work which are separated by your return or medical release to return to Active Work on a Full-Time Basis for at least two weeks will be considered to have occurred in separate Disability Periods; or

c)

any two or more absences from work because of Disability due to entirely unrelated causes, except that any two such absences from work which are separated by your return or medical release to return to Active Work on a Full-Time Basis for at least one full day will be considered to have occurred in separate Disability Periods.

3.

"Injury" means only an accidental bodily Injury caused by a sudden and unforeseen event, definite as to time and place.  "Illness" means only a deviation from the normal healthy state resulting from disease, which requires treatment by a Physician and is not otherwise excluded from coverage under the Plan, or from pregnancy.

4.	"Working Day" means Monday through Friday of each week, including holidays and vacation days.

LIMITATIONS AND EXCLUSIONS:  Weekly Disability Income Benefits are not payable for any day of Disability:

1.	PRIOR TO TREATMENT BY PHYSICIAN -- Prior to the first day on which you are personally treated for the Injury or Illness causing your Disability by a legally qualified Physician or Surgeon.
2.

WHILE ENGAGED IN AN OCCUPATION OR EMPLOYMENT  --  On which you engage in your regular occupation or in any other occupation or employment for compensation, profit, or gain (excluding farming) in which you were not engaged or were engaged to a lesser extent immediately prior to commencement of the Disability.

3.

OCCUPATIONAL ILLNESS OR INJURY  --  Due directly or indirectly to Illness covered by Workers' Compensation law, occupation sickness law, or laws of a similar character, or to Injury arising out of or in the course of any occupation or employment for compensation, profit, or gain with the exception of farming.

4.	SELF-INFLICTED INJURY -- Due directly or indirectly to any intentionally self-inflicted Injury.
5.

COMMISSION OF CRIME  --  Due directly or indirectly to an Injury or Illness resulting from the Covered Individual's commission of an act that is a crime in the jurisdiction where it is committed.  With respect to such a crime, Weekly Disability Income Benefits shall not be payable if there is an investigation or charges pending against the Covered Individual or if the Covered Individual is convicted of the crime.

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6.

ALCOHOL OR DRUG-RELATED INJURY OR ILLNESS  --  Due directly or indirectly to an Injury or Illness resulting from the Covered Individual being intoxicated due to alcohol consumption or under the influence of any illegal drug.  For purposes of this paragraph, "intoxicated" means a substantially impaired mental or physical capacity resulting from the introduction of a substance into the body.

7.	COVERED UNDER OTHER COMPANY PLANS -- Of a Participant who is a participant in the Paul Mueller Company Short-Term Disability Plan and the Paul Mueller Company Long-Term Disability Plan.

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SECTION V

MEDICAL CARE COVERAGE

SCHEDULE OF BENEFITS

LIFETIME MAXIMUMS:
--	Overall Lifetime Maximum	$1,000,000
--	Lifetime Maximum for Alcoholism, Chemical Dependency, and Drug Addiction Combined	$ 50,000
--	Lifetime Maximum for Cardiac or Pulmonary Rehabilitation Services	$ 1,500
--	Lifetime Maximum Days of Inpatient Coverage of Mental and Nervous Conditions	75 days

ANNUAL MAXIMUMS:
--	Annual Maximum for Alcoholism, Chemical Dependency, and Drug Addiction	$ 12,000
--	Annual Maximum Amount of Covered Charges for Chiropractic Services	$ 500
--	Annual Maximum Days of Inpatient Coverage of Mental and Nervous Conditions	30 days

DEDUCTIBLE:
--	Deductible (per person per calendar year):
-	Preferred Providers	$ 200*
-	Other Providers	$ 300**
-	Spouse eligible for, but not enrolled in, employer's plan	$ 1,000

 * $150 for charges incurred between July 1, and December 31, 2001, which will be reduced by amounts satisfied between January 1 and June 30, 2001.

** $250 for charges incurred between July 1, and December 31, 2001, which will be reduced by amounts satisfied between January 1 and June 30, 2001.

--	Covered Expenses not Subject to the Deductible:
	-	Routine mammograms (see item 16 of "Covered Expenses").
	-	Routine pap smears and examinations (see item 17 of "Covered Expenses").
	-	Routine prostate test and examinations (see item 20 of "Covered Expenses").
	-	Well-baby Hospital charges which meet the High Risk Pregnancy Benefit requirements (see "High Risk Pregnancy Benefit").
	-	Second Surgical Opinion Benefit (see "Second Surgical Opinion Benefit").

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BENEFIT AMOUNT (after satisfaction of the Deductible):
--	Preferred Providers	90% of the first $5,000* of Covered Expenses incurred each calendar year; then 100% of all Covered Expenses incurred thereafter that year.
--	Non-Preferred Providers	70% of the first $5,000** of Covered Expenses incurred each calendar year; then 100% of all Covered Expenses incurred thereafter that year.
* 90% of the first $3,250 of Covered Expenses incurred from July 1, 2001, through December 31, 2001 ** 70% of the first $3,750 of Covered Expenses incurred from July 1, 2001, through December 31, 2001

EXCEPTIONS TO BENEFIT AMOUNT PERCENTAGES:
--	High Risk Pregnancy Benefit -- first $200 of well-baby's Hospital charges reimbursed at	100%
--	Second Surgical Opinion Benefit -- first $100 reimbursed at	100%
--	Routine Mammograms*	100%

* Nonroutine mammograms (e.g., those recommended by a Physician following a prior mammogram that showed tissue changes) are subject to the Deductible and are reimbursed at 90% for Preferred Providers or 70% for Non-Preferred Providers.

--	Routine Pap Smears and Examinations	100%
--	Routine Prostate Test and Examinations	100%
--	Psychiatric service charges while not Hospital confined -- reimbursed at	50%

EMPLOYEE AND DEPENDENT MEDICAL BENEFITS

DEDUCTIBLE:

Individual.  The Deductible is applicable each calendar year to the Covered Expenses incurred by each Covered Individual.  The Deductible is satisfied as soon as Covered Expenses are incurred by the Covered Individual in an amount equal to:

1.

In the case of (a) services rendered by a Preferred Provider or (b) radiology, pathology, anesthesiology, and ambulance services rendered by a service provider who is not a Preferred Provider during an inpatient or outpatient confinement at a Hospital which is a Preferred Provider (which confinement is prescribed by a Physician who is a Preferred Provider), you pay the first $200* as a deductible.

2.	In the case of services other than those described in item 1 above, the deductible is $300.**

 * $150 for charges incurred between July 1, and December 31, 2001, which will be reduced by amounts satisfied between January 1 and June 30, 2001.

** $250 for charges incurred between July 1, and December 31, 2001, which will be reduced by amounts satisfied between January 1 and June 30, 2001.

Charges applied to the $200 Deductible under item 1 above count toward the $300 Deductible required under item 2 above, and charges applied to the $300 Deductible under item 2 above count toward the $200 Deductible required under item 1 above.

The Deductible does not apply to the Benefits listed under "Covered Expenses not Subject to the Deductible" on pages 32-33.

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Covered Expenses incurred during the last three months of one calendar year for which Benefits were not payable solely because of being included in that year's Deductible may be used toward satisfying the Deductible for the next calendar year.

Family.  The Deductible will be considered satisfied by all members of that family unit for the remainder of a calendar year if, during that calendar year, covered Deductible expenses are incurred by a family unit in an amount equal to:

1.

In the case of (a) services rendered by a Preferred Provider or (b) radiology, pathology, anesthesiology, and ambulance services rendered by a service provider who is not a Preferred Provider during an inpatient or outpatient confinement at a Hospital which is a Preferred Provider (which confinement is prescribed by a Physician who is a Preferred Provider), your family will not pay more than the first $600* as a deductible.

2.	In the case of services other than those described in item 1 above, your family deductible will be limited to $900.**

 * $450 for charges incurred between July 1, and December 31, 2001, which will be reduced by amounts satisfied between January 1 and June 30, 2001.

** $750 for charges incurred between July 1, and December 31, 2001, which will be reduced by amounts satisfied between January 1 and June 30, 2001.

Charges applied to the $600 Deductible under item 1 above count toward the $900 Deductible required under item 2 above, and charges applied to the $900 Deductible under item 2 above count toward the $600 Deductible required under item 1 above.

COINSURANCE:

Amount of Benefits.  After satisfaction of the applicable Medical Deductible requirement and subject to the Maximum Amounts, Benefits are payable in an amount equal to:

	SITUATION	COVERAGE
1.

In the case of (a) services rendered by a Preferred Provider or (b) radiology, pathology, anesthesiology, and ambulance services rendered by a service provider who is not a Preferred Provider during an inpatient or outpatient confinement at a Hospital which is a Preferred Provider, which confinement is prescribed by a Physician who is a Preferred Provider --

the Plan pays an amount equal to 90% of the first $5,000 of Covered Expenses incurred by a Covered Individual during a calendar year and 100% of Covered Expenses in excess of $5,000.
2.	In the case of services other than those described in item 1 above --	the Plan pays an amount equal to 70% of the first $5,000 of Covered Expenses incurred by a Covered Individual during a calendar year and 100% of Covered Expenses in excess of $5,000.

Charges payable at 90% under item 1 above count toward the $5,000 required to be paid at 70% under item 2 above, and charges payable at 70% under item 2 above count toward the $5,000 required to be paid at 90% under item 1 above.

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Exceptions to Amount of Benefits.

1.

Covered Expenses described in item 5 -- "Psychiatric Service Charges" (on page 40) of the section entitled "Covered Expenses" below are payable in an amount equal to 50% of Covered Expenses incurred while not confined to a Hospital or treated in a Residential Treatment Program or a Nonresidential Treatment Program, and such charges will not be considered in determining the requirement for 100% payment.

2.

Covered Expenses for mammograms, pap smears, prostate tests, and smoking cessation, as described in items 16, 17, 20, and 23, respectively, on pages 43-45 of the section entitled "Covered Expenses" are payable in an amount equal to 100% of Covered Expenses incurred.

3.	Covered Expenses for Second Surgical Opinion and High Risk Pregnancy are covered as specified in the following sections rather than in this section.

If a Preferred Provider's negotiated charges exceed the provider's usual charges and the Covered Individual is responsible for payment of that excess, the Plan will pay the Benefits described in the preceding sentence, plus 100% of the amount by which the negotiated charge exceeds the provider's usual charge.

Maximum Benefit.  The total amount of Benefits payable for a Covered Individual for all Covered Expenses will not exceed a Lifetime Maximum of $1,000,000, effective with respect to Benefits paid on or after March 22, 1995.

Benefits payable for treatment of alcoholism, chemical dependency, and drug addiction are further limited to a maximum of $12,000 per calendar year and $50,000 lifetime.

Coverage for inpatient treatment of nervous or mental conditions is limited to 30 days per calendar year and 75 days lifetime (all days, including those prior to January 1, 1998, are counted toward the lifetime maximum).

Refer to paragraph 22 (on page 44) of the section entitled "Covered Expenses" for the $1,500 cardiac and pulmonary rehabilitation services maximum.

Refer to paragraph 23 (on pages 44-45) of the section entitled "Covered Expenses" for the $200 smoking cessation maximum.

VOLUNTARY UTILIZATION REVIEW PROGRAM:  The Plan provides for voluntary precertification of the medical necessity and appropriateness of inpatient hospitalizations and mental health and/or substance abuse treatment (inpatient or outpatient) as well as certain additional services, which are described below.  If you wish to participate in this voluntary program, precertification requests should be made to the appropriate utilization review specialist listed on your identification card and Quick Reference Guide distributed with this booklet.

Any care certified by the utilization review specialist as medically necessary and appropriate will be considered to meet the medical necessity requirement of the Plan's definition of a "Covered Expense."  Precertification does not verify, authorize or guarantee the payment of any benefits under the Plan.  Benefit payments are subject to all Plan provisions, including eligibility rules, Covered Expenses, and exclusions.  If precertification is not obtained, the Plan will obtain a retrospective determination of the medical necessity and appropriateness of the services.  Thus, if you do not contact the utilization review specialist to precertify services, you run the risk of discovering, after you receive services, that they are not considered medically necessary and are, therefore, not covered under the Plan.  In that case, you may be entirely responsible for the cost of such noncovered services.  Although utilization review is voluntary and there is no penalty if you choose not to participate, you are encouraged to take advantage of this program.

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INPATIENT HOSPITAL ADMISSIONS:  If you wish to participate in the voluntary utilization review program, you should contact the utilization review organization specified by the Trustees prior to any nonemergency inpatient Hospital admission/treatment or within 72 hours following any emergency inpatient Hospital admission.  Inpatient Hospital admission includes outpatient Hospital treatment that involves observation room services for more than 23 hours.

If you chose to precertify an inpatient Hospital admission, the utilization review specialist will perform periodic reviews during your Hospital stay of your medical progress and will check with your Physician and the Hospital.  The purpose of these reviews is to continue certification that you are not being kept in the Hospital longer than is medically necessary.  Coverage of any days of inpatient hospitalization that are determined by the utilization review organization, either prospectively or retrospectively, not to be medically necessary and appropriate is limited to what care would have cost had it been provided on an outpatient basis.

The Plan will not restrict benefits for any Hospital stay in connection with childbirth for the mother or newborn Child, following a vaginal delivery, to less than 48 hours, or to less than 96 hours in the case of a caesarean section, although the mother and physician may agree to a shorter stay than those described above.

SERVICES ELIGIBLE FOR PRECERTIFICATION REGARDLESS OF WHERE PERFORMED:  Precertification of the medical necessity and appropriateness of the services listed below may be obtained from the utilization review organization specified by the Trustees prior to any nonemergency services or within 48 hours following any emergency services.

1.	DIAGNOSTIC PROCEDURES:
	a)	Magnetic Resonance Imaging (MRI)
	b)	Computer Assisted Tomography (CT Scan)
	c)	Polysomnogram (Sleep Apnea Study)
2.	SURGICAL PROCEDURES:
	a)	All breast surgeries (except breast biopsy):

-	Mastectomy
-	Insertion or removal of breast implant
-	Breast reduction or enlargement or other augmentation

b)	Back surgeries, including:

-	Laminectomy
-	Spinal fusion
-	Diskectomy

c)	Hysterectomy
d)	Hernia repair

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e)	Nasal surgery:

-	Septoplasty
-	Rhinoplasty

	f)	Blepharoplasty
	g)	Cataract surgery
	h)	Vein surgery (sclerotherapy)
	i)	Panniculectomy
	j)	Tonsillectomy
	k)	Adenoidectomy
	l)	Gall bladder surgery
	m)	Uvulopalatopharyngoplasty (excision of uvula for sleep disorders)
	n)	All organ transplant procedures
3.	INTRAVENOUS PROCEDURES:
	a)	IV antibiotics
	b)	Human growth hormone therapy
4.	PHYSICAL THERAPY SERVICES: Any physical therapy services in excess of six weeks duration.

PURPOSE OF UTILIZATION REVIEW:  Precertification and continued stay review consider only the medical necessity of the requested services.  The utilization review program does not determine whether the service or supply is covered or to what extent benefits are payable under the Plan.

Precertification is not intended to interfere with the patient-doctor relationship.  Neither the utilization review specialist nor the Plan will make any decisions limiting or prohibiting your right to any medical treatment or health care services.  You should make all final decisions about your medical care after consultation with your Physician.  Thus, you should not postpone treatment recommended by your Physician because you are waiting for the utilization review specialist to respond to your precertification request.

If, in conjunction with a request for precertification of a hospitalization or service listed above, a question arises concerning the medical necessity and appropriateness or the coverage of the hospitalization or service, the claimant or his duly authorized representative may request a review of a denial of precertification in accordance with the Review Procedure described in the section entitled "Claims Procedures for Medical and Dental Benefits" on pages 7-9.

If a request for precertification of a hospitalization or service under this provision is denied, the claimant or his duly authorized representative may request a review of the denial by filing an appeal with the Plan's utilization review organization.

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SECOND SURGICAL OPINION BENEFIT:  Covered Expenses for a second surgical opinion are not subject to the Deductible, and Benefits will be payable for 100% of the first $100 of Covered Expenses (regular Plan Benefits apply to any such expenses in excess of $100) for a second surgical opinion which meets the following conditions:

1.

the second opinion must evaluate the need for surgery previously recommended by the Covered Individual's Physician which would require either confinement in a Hospital or treatment in an Ambulatory Surgical Center;

2.	the charges that would be made for the recommended surgery, if it were performed, must qualify as Covered Expenses;
3.

the Physician furnishing the second opinion must not be financially associated with the Physician who rendered the first opinion, must agree not to subsequently perform the surgery, and must be board certified in the appropriate medical specialty; and

4.	the second opinion must be set forth in writing by the second Physician after examination of the patient.

If the first two opinions differ, the Plan will also pay the Benefits described above for a third opinion.

HIGH RISK PREGNANCY BENEFIT:  If a pregnant Participant or Spouse complies with all of the following requirements and delivers a well baby, the Plan will pay $200 of the baby's Hospital charges at the rate of 100%:

1.	The Participant or Spouse must notify the Administrative Manager within two weeks following a positive pregnancy test.
2.	The Participant or Spouse must have the high risk pregnancy questionnaire, furnished by the Administrative Manager, completed by her obstetrician.
3.	The pregnant Participant/Spouse must not smoke during the pregnancy.
4.	If the pregnancy is classified as "high risk," the pregnant Participant/Spouse must comply with all the recommendations of the case management organization selected by the Trustees.

AUDIT BY PARTICIPANTS:  Subject to the following conditions and limitations, the Plan will pay directly to the Participant 50% of any reduction in Plan Benefits directly resulting from billing error(s) detected by the Participant and corrected through his efforts:

1.

In order to qualify for this payment, the Participant must furnish to the Plan's Administrative Manager copies of the original itemized bill and the corrected bill showing the reduction in Covered Expenses resulting from correction of the billing error(s).

2.	Payment under this provision is limited to a maximum of $1,000 per Covered Individual per calendar year.

If the Covered Individual's Deductible has not been satisfied, 50% of any such reduction in Covered Expenses will be credited toward his Deductible.

EMPLOYEE ASSISTANCE PROGRAM:  The Trustees have contracted with Recovery E.A.P. and Consulting, Inc., (REAP) to provide Employee Assistance Program (EAP) services to Participants and Dependents.  REAP is an organization separate and independent from the Plan.  The Trustees pay a fee to REAP to make its EAP services available to Participants and Dependents.

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The EAP provides short-term counseling to assist Employees and Dependents with personal problems, including:

-	family problems
-	marital problems
-	emotional difficulties
-	stress and anxiety
-	alcoholism
-	drug abuse
-	legal problems
-	financial problems

The EAP provides an assessment interview and up to six counseling sessions at no cost to you.  In addition, the EAP may refer you to outside Psychiatrists, Clinical Psychologists, Licensed Clinical Social Workers, and Licensed Professional Counselors.  A portion of the fees charged by these professionals may be covered under other provisions of the Plan.  The EAP may also refer you to other community resources which charge no fees or reduced fees based on your ability to pay.

Your use of the EAP is confidential.  Information will not be released to Paul Mueller Company without your permission.

You may contact the EAP by calling (800) 998-7327 toll free.

COVERED EXPENSES:  Subject to the Deductible and Maximum Benefit, Medical Benefits are payable with respect to Covered Expenses incurred by a Covered Individual while covered under the Plan for any of the following:

1.

HOSPITAL ROOM AND BOARD  --  Daily inpatient charges made by a Hospital for room and board and general nursing services, or special charges in the case of intensive care accommodations, for each day of confinement as an inpatient, except that the excess, if any, of the amount charged over the following room-and-board maximums is not included as a Covered Expense under the Plan:

a)

Single-Bed accommodation  --  Highest Semiprivate Charge for the area of the Hospital in which the patient is confined, except that no maximum applies if it is determined by the Trustees that, and only for the period of time that, it is medically necessary that the Covered Individual be isolated from other patients because of Illness that is highly contagious or because the patient's immunodefense system has been so compromised that he or she must be protected from all bacteria.

	b)	Ward or Semiprivate accommodation -- No maximum applies.
	c)	Intensive Care accommodation -- No maximum applies.
2.

OTHER INPATIENT HOSPITAL SERVICES  --  Special inpatient charges made by a Hospital, in its own behalf, for medical care, services, and supplies rendered or used during a period of confinement for which a room-and-board charge is made, except:

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	a)	those included in item 1 above,
	b)	special nursing care, and
	c)	professional services.
3.

OUTPATIENT HOSPITAL AND AMBULATORY SURGICAL CENTER SERVICES  --  Charges made by a Hospital or an Ambulatory Surgical Center, in its own behalf, for medical care, services, and supplies rendered or used on an outpatient basis, except charges for professional services.

4.

SURGERY AND ANESTHESIA  --  Charges made by a Physician for surgical care and charges made by a Physician or Certified Registered Nurse Anesthetist for the administration of anesthesia (including anesthesia supplies).

5.

PSYCHIATRIC SERVICE CHARGES  --  Psychiatric service charges of a Physician for nervous or mental conditions.  Covered Expenses for Psychiatric service charges incurred while confined as an inpatient in a Hospital are limited to charges for one treatment per day.  Covered Expenses for Psychiatric service charges incurred while not so confined will be limited to charges for one treatment in any period of seven consecutive days.

6.	MEDICAL CARE, LABORATORY, AND X-RAY EXAMINATIONS -- Professional service charges for medical care and services made by a Physician or by a laboratory for diagnostic laboratory and x-ray examinations.
7.

NURSING SERVICES AND PHYSIOTHERAPY  --  Nursing charges by a Registered Nurse (R.N.) in his own behalf for services in or out of the Hospital or physical therapy by a Physical Therapist or Occupational Therapist in his own behalf, other than a Registered Nurse (R.N.), Physical Therapist, or Occupational Therapist who has the same legal residence as, and is a Close Relative of, the Covered Individual.  Physical Therapy services in excess of 6 weeks duration must be precertified.

8.

SPEECH THERAPY  --  Fees of a licensed speech therapist under the direction of a physician for restorative speech therapy for speech loss or impairment due to an Injury such as head injury, or Illness such as a stroke, or following surgery performed to correct a congenital defect.  Charges for speech therapy during developmental stages even if the patient has delayed speech development due to Illness, such as prior ear infections, are not covered.

9.	TRANSPORTATION -- Transportation charges for:
	a)	transportation of a Covered Individual by a licensed ambulance (surface or air) to and/or from a Hospital; and
b)

transportation of a Covered Individual within the United States and Canada by a railroad or by a regularly scheduled flight of a commercial aircraft from the place at which the Covered Individual becomes Disabled by an Injury or Illness to (and back from) the nearest Hospital equipped to furnish special treatment incident to such disability.

10.	MEDICAL EQUIPMENT -- Medical Equipment charges for orthopedic or prosthetic appliances and Hospital-type equipment by any person or institution for:
	a)	artificial limbs or eyes for the initial replacement of natural limbs or eyes, casts, splints, or crutches;

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	b)	purchase of the initial truss, brace, or support as a direct result of an Injury sustained or Illness contracted while covered under the Plan or for a disabling congenital condition;
	c)	oxygen and the rental of equipment for its administration;
	d)	rental of a wheelchair or a Hospital-type bed;
	e)	rental of an iron lung or other mechanical equipment required for the treatment of a respiratory paralysis; and
	f)	rental of other Durable Medical Equipment up to a maximum of $l,000 per item.
The Plan will cover the purchase of equipment when, in the Trustees' opinion, it is less costly than rental, based on the expected duration of use.
11.

CONVALESCENT NURSING HOME  --  Convalescent Nursing Home charges for daily room and board and general nursing services made by a Convalescent Nursing Home for each day of Covered Convalescent Nursing Home Confinement, except that no more than 60 days of Convalescent Nursing Home services incurred in any one calendar year will be included as a Covered Expense under the Plan.

Covered Convalescent Nursing Home Confinement" means only confinement, or portion thereof, in a Convalescent Nursing Home, which confinement:

	a)	commences within seven days after a covered Hospital confinement of at least three days duration or a previously Covered Convalescent Nursing Home Confinement, as the case may be; and
	b)	is necessary for care or treatment of the Injury or Illness which was the cause of the preceding Hospital or Convalescent Nursing Home confinement;
provided, however, that the Covered Individual must be under the regular care of a Physician during such confinement, or portion thereof.
12.

HOME HEALTH CARE  --  Home Health Care charges made by a Hospital or by a Home Health Agency for Medical Care rendered after or in lieu of confinement in a Hospital or Convalescent Nursing Home, subject to the following:

	a)	A Physician must certify no less frequently than every three months that --
		i)	the date you give notice to the Company that you no longer wish to return to work;
		ii)	the patient is totally disabled, and
		iii)	in the absence of Home Health Care, the patient would be confined in a Hospital or a Convalescent Nursing Home.
	b)	The Medical Care must not be custodial in nature.
	c)	The Medical Care must consist of care by:

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-	a registered professional nurse (R.N.),
-	a licensed practical nurse (L.P.N.),
-	a home health aide,
-	an occupational therapist,
-	a physical therapist, or
-	a licensed respiratory therapist;

provided the nurse, aide, or therapist does not have the same legal residence as, and is not a Close Relative of, the Covered Individual, and further provided that services of a licensed respiratory therapist are limited to three visits to train the patient's caretaker following discharge from a Hospital.

13.

SUBSTANCE ABUSE TREATMENT PROGRAM  --  Charges for treatment of alcoholism, chemical dependency, or drug addiction, but not tobacco dependency, by a Residential Treatment Program and Nonresidential Treatment Program.

14.	HOSPICE -- Charges by a Hospice for the following services and supplies to the extent the patient's Physician certifies that the patient is expected to live for less than six months:
	a)	Home Health Care services of the type covered under item 12 above, but not limited to 100 visits per 12 months;
	b)	palliative care;
	c)	nutrition services; and
	d)	counseling and social support services by a Licensed Clinical Social Worker.
15.

CHIROPRACTIC SERVICES  --  Charges for services rendered by a Chiropractor practicing within the scope of his profession.  Covered Expense (not benefits paid) for chiropractic services is limited to $500 for each Covered Individual each calendar year.

16.	MAMMOGRAMS -- Charges for routine mammograms performed while the Covered Individual is not a Hospital inpatient, subject to the following frequency limits:
	a)	one baseline mammogram during the five-year period beginning on January 1 of the calendar year in which the Covered Individual attains age 35.
	b)	one mammogram during each calendar year beginning with the calendar year during which the Covered Individual attains age 40.

The frequency limits above are not applicable (i) to persons with a family history of breast cancer or (ii) to mammograms recommended by a Physician following a prior mammogram that showed tissue changes.

17.

PAP SMEARS  --  Charges for one routine pap smear each calendar year performed while the Covered Individual is not a Hospital inpatient and one Physician's office visit associated with each such pap smear.

18.

VOLUNTARY STERILIZATION  --  Even though not medically necessary in connection with the treatment of an Illness, charges made by a Hospital or a Physician for voluntary sterilization of a Participant or the Spouse of a Participant.

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19.	BLOOD -- Charges for blood or blood plasma and its administration, including charges for direct or autologous blood donation.
20.

PROSTATE TESTS  --  Charges for routine Prostate Specific Antigen (PSA) tests and routine digital prostate examinations performed while the Covered Individual is not a Hospital inpatient and one Physician's office visit associated with such tests and examinations; such tests and examinations are covered only with respect to Covered Individuals who have attained age 40 and are subject to a limit of one such test and examination per calendar year.

21.	ORGAN TRANSPLANTS -- Organ Transplant Expenses incurred in conjunction with the transplant of a human organ or tissue in accordance with the rules described in the table below:
		SITUATION	COVERAGE
	a)	Recipient is a Covered Individual under the Plan and receives the organ from a cadaver.	Recipient's Expenses, including the charge for the organ, are covered.
	b)	Recipient is a Covered Individual under the Plan and receives the organ from a bank.	Recipient's Expenses, including the charge for the organ, are covered.
	c)	Recipient and Donor are Covered Individuals under the Plan.	Expenses of both are covered as two separate claims with separate Deductibles and copayments.
	d)	Recipient is a Covered Individual under the Plan and Donor's expenses are not covered under any other plan.	Expenses of both are covered as two separate claims with separate Deductibles and copayments.
	e)	Recipient is a Covered Individual under the Plan and Donor's expenses are covered under another plan.	Only Recipient's Expenses are covered.
	f)	Donor is a Covered Individual under the Plan but Recipient is not.	Expenses of neither are covered.

Organ Transplant Expenses include:  pretransplant testing and consultation; all services and supplies incurred for the transplant procedure; postoperative care in the Hospital (inpatient or outpatient); extended care in a facility or at home; pharmaceuticals and their administration, including but not limited to high-dose chemotherapy or anti-rejection drugs; durable medical equipment; and, to the extent provided above, the Donor's expenses.

Covered Individuals must contact the Administrative Manager before undergoing any organ transplant procedure.  A Covered Individual who does not contact the Administrative Manager runs the risk of discovering, after expenses have been incurred, that the procedure may not be covered by the Plan.

22.	CARDIAC OR PULMONARY REHABILITATION -- Charges for cardiac or pulmonary rehabilitation services, subject to a maximum lifetime Benefit of $1,500 per Covered Individual.

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23.	SMOKING CESSATION -- Charges for the following services and supplies for smoking cessation, up to a lifetime maximum of $200 per Covered Individual:
a)	group or individual counseling provided by medical professionals;
b)	hypnotherapy provided by a Licensed Hypnotherapist;
c)	pharmaceutical aids, including prescription antidepressants (Zyban and Wellbutrin), nicotine patches (Nicoderm CQ or Nicotrol), nicotine gum (Nicorette), and nicotine nasal sprays.
To obtain reimbursement for the charges listed above, write "STOP SMOKING PROGRAM" across the top of the claim form you submit with the itemized bills from the medical professionals and/or pharmacy.
24.	MASTECTOMY -- Charges for the following mastectomy-related expenses:
a)	Reconstruction of the breast on which the mastectomy was performed,
b)	Surgery and reconstruction of the other breast to produce a symmetrical appearance, and
c)	Prostheses and physical complications for all stages of a mastectomy, including lymphedemas (swelling associated with the removal of the lymph nodes).

LIMITATIONS AND EXCLUSIONS:  Medical Benefits are not payable for or in connection with:

1.	PREGNANCY FOR A DEPENDENT OTHER THAN SPOUSE -- Pregnancy and related complications of a Dependent other than the Spouse of a Covered Employee.
2.	NOT LEGALLY OBLIGATED TO PAY -- Medical care, services, and supplies for which no charge is made or for which the Covered Individual is not, in the absence of this coverage, legally obligated to pay.
3.

GOVERNMENT HOSPITAL OR PHYSICIAN  --  Medical care, services, and supplies which are furnished by a Hospital or facility operated by or at the direction of the United States government or any authorized agency thereof, or furnished at the expense of such government or agency, or by a Physician employed by such a Hospital or facility, unless:

	a)	the treatment is of an emergency nature and the Covered Individual is not entitled to such treatment without charge by reason of his status as a veteran or otherwise, or
	b)	payment is required by law.

In no event, however, shall the Plan be required to provide greater Benefits for care furnished by a government Hospital or facility than it would provide for comparable care at another Hospital or facility.

4.	PAID BY GOVERNMENT PLAN -- Medical care, services, or supplies to the extent that they are paid for, payable, or furnished:
a)

pursuant to any plan or program administered by a national government or agency thereof or with funds received from taxation or contributions collected pursuant to legislation by a national government, or

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	b)	pursuant to any State cash sickness law or laws of a similar character, including any group insurance policy approved under such a law.
See the section entitled "Medicaid" on page 55.
5.

EYE GLASSES  --  Eye refractions, surgery to correct refractive error, eye glasses (including contact lenses), or the fitting of eye glasses, except that this limitation does not apply to the initial lens replacement following cataract surgery.

6.	HEARING AIDS -- Hearing aids or the fitting of hearing aids, with the exception of cochlear implants.
7.

BLOOD  --  Blood or blood plasma for which the Hospital or other supplier makes a refund or allowance to or on behalf of the Covered Individual, either as a result of the operation of a group blood bank or otherwise, but only to the extent of the refund or allowance.

8.	COSMETIC SURGERY -- Cosmetic surgery or other Medical Care for cosmetic purposes, except for:
	a)	Medical Care and treatment for Injuries sustained in an accident;
	b)	Medical Care and treatment for the correction of an abnormal congenital condition; and
	c)	reconstructive surgery to correct a defect caused by prior surgery performed for treatment of an Illness.
9.

OCCUPATIONAL ILLNESS OR INJURY  --  Illness covered by Workers' Compensation law, occupational disease law, or laws of a similar character; or Injury arising out of or in the course of any occupation or employment for compensation, profit, or gain.

10.	PREEXISTING CONDITIONS -- A Preexisting Condition, until the earlier of:

-

in the case of a Participant, a period of six consecutive months during which the Participant has been continuously covered under the Plan and continuously either at Active Work on a Full-Time Basis or unable to perform Active Work on a Full-Time Basis due to a health status-related reason, or

-	the end of the period of 12 consecutive months following the Covered Individual's Enrollment Date.

The 6- or 12-consecutive-month period will be reduced by the Covered Individual's aggregate periods of Prior Creditable Coverage without a break in coverage of 63 days or more.  Credit for prior coverage will be granted upon production of a Certificate of Creditable Coverage from a prior plan.  All Covered Individuals have the right to obtain such a Certificate from any prior plan.  This Plan will assist in obtaining a Certificate upon request.

However, Benefits will be payable for charges otherwise excluded by this limitation with respect to:

a)

a Covered Individual whose coverage was terminated during a period of FMLA Leave and then reinstated after the conclusion of the FMLA Leave, to the extent the requirements of this paragraph 10 were satisfied by the Covered Individual immediately before the FMLA Leave began;

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b)

a Covered Individual whose coverage is terminated and who again becomes covered within one year of the date his coverage terminates or whose termination of coverage was the result of Total Disability which continued without interruption until he resumes employment with the Company, to the extent the provisions of this limitation were previously satisfied by the Covered Individual during his previous period of coverage under the Plan;

	c)	pregnancy, subject to other limits and conditions on pregnancy Benefits provided elsewhere in the Plan; or
	d)	genetic information, absent a specific diagnosis, care or treatment for a condition related thereto.

A special rule applies to a newborn or newly adopted Child (see paragraph 2 of the section entitled "Eligibility Definitions" on page 23 for a definition of the term "adoption").  If such a Child began to have creditable coverage within 30 days after the Child's birth, adoption, or placement for adoption, the Child is deemed to have at least 18 months of creditable coverage as of the date his or her creditable coverage began, regardless of the Child's actual period of creditable coverage.  But this special rule ceases to apply after the Child has a 63-day or longer break in Prior Creditable Coverage.  For example, if you are covered by the Plan and a Child is placed with you for adoption, and you enroll the Child within 30 days after the Child is placed with you for adoption, the Plan will not impose its preexisting condition restriction on the Child because the Child will be deemed to have at least 18 months of creditable coverage, more than enough to completely absorb the Plan's exclusion period.

11.

WAR, INSURRECTION, OR ATOMIC EXPLOSION  --  Injury or Illness resulting from any act or incident of war, whether declared or undeclared, insurrection, or any atomic explosion or other release of nuclear energy (except only when being used solely for medical treatment of an Injury or Illness), whether in peacetime or in wartime and whether intended or accidental.

12.

DENTAL CARE  --  Repair, removal, extraction, replacement, and any other treatment of teeth or nerves connected to teeth, except that this limitation shall not apply to Covered Expenses incurred for the following:

	a)	removal of impacted wisdom or other unerupted teeth or tissue or bone impacting such teeth;
	b)	medically necessary care, services, and supplies furnished by a Hospital or Ambulatory Surgical Center during confinement in connection with dental treatment;
	c)	administration of anesthesia when medically necessary in connection with a procedure covered under this item 12;
d)

treatment of Injuries to natural teeth sustained in an accident, but only to the extent that such treatment commences within six months after the accident and is received within 12 months after the accident; and

	e)	surgical procedures for incision and drainage of alveolar abscesses, alveolectomy, apicoectomy, excision of cysts and tumors, excision of epulis, torus palatinus, gingivectomy, and gingivoplasty.
13.

CHECKUPS  --  Except as otherwise specifically provided elsewhere in the Plan, medical examinations for "checkup" purposes when not incident and necessary to the treatment or diagnosis of an Illness, including but not limited to routine physical examinations, school physicals, Company physicals, well Child care, immunizations, and vaccinations.

14.	EXOGENOUS OBESITY -- Treatment of exogenous obesity (overweight not due to a medical problem), including weight loss programs and surgical intervention.

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15.	ALCOHOL INTOXICATION -- Treatment of alcohol intoxication unless part of an alcoholism treatment program.
16.	TOBACCO DEPENDENCY -- Treatment of tobacco dependency, except smoking cessation services to the extent covered under item 23 (on pages 44-45) of the section entitled "Covered Expenses."
17.

INCURRED WHILE NOT COVERED  --  Any expense that is incurred while an individual is not a Covered Individual, unless a Plan provision specifically provides otherwise.  For this purpose, an expense is incurred at the time the service or supply is actually provided.

18.

CONDUCT DISORDERS  --  Treatment of conduct or behavioral disorders.  However, such treatment that has been precertified and approved as medically necessary by the Plan's Employee Assistance Program is covered subject to all other Plan provisions.

19.

EXERCISE PROGRAMS  --  Exercise programs, including aquatic exercise, except cardiac and pulmonary rehabilitation services to the extent covered under item 22 (on page 44) of the section entitled "Covered Expenses."

20.	EXPERIMENTAL OR INVESTIGATIONAL -- Any experimental or investigative drug, device, medical treatment, or procedure. A drug, device, medical treatment, or procedure is experimental or investigative:
a)

in the case of a drug or device, if it cannot be lawfully marketed without the approval of the U.S. Food and Drug Administration and if such approval has not been given at the time the drug or device is provided to the patient; or

b)

if the drug, device, medical treatment, or procedure, or the patient informed consent document used with any of them, was reviewed and approved by the treating facility's institutional review board or any other body serving a similar function, or if Federal law requires such review or approval; or

c)

if the drug, device, medical treatment, or procedure (i) is the subject of an ongoing Phase I or Phase II clinical trial; (ii) is the research, experimental, study, or investigational arm of ongoing Phase III clinical trials; or (iii) is otherwise under study to determine its maximum tolerated dose, its toxicity, its safety, its efficacy, or how any of these factors compares with standard means of treatment or diagnosis; or

	d)	in the case of a drug or device, if it is prescribed or used "off label" (i.e., dispensed for a use for which it is not approved by the U.S. Food and Drug Administration); or
e)

if the drug, device, medical treatment, or procedure is considered by the U.S. Department of Health and Human Services Health Care Financing Administration to be investigational, not reasonable and necessary, not primarily medical in nature, or not verified as effective by scientific controlled studies.

The Trustees may, from time to time, retain a medical consultant, who may, in the exercise of his/her judgment, waive the exclusion of a drug, device, medical treatment, or procedure described in subparagraph (b) or (d) above, or in subparagraph (c) above (but may not waive the exclusion of a drug, device, medical treatment, or procedure that is the subject of an ongoing Phase I clinical trial).

21.

INTENTIONALLY SELF-INFLICTED INJURY  --  Charges incurred in connection with any intentionally self-inflicted Injury or Illness, except that charges incurred on or after January 1, 2002, for an Injury or Illness that is due to a medical condition (including physical and mental conditions) will not be excluded.

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22.

COMMISSION OF A CRIME  --  Injury or Illness resulting from the Covered Individual's commission of an act that is a crime in the jurisdiction in which it is committed.  With respect to such a crime, Medical Benefits shall not be payable if there is an investigation or charges pending against the Covered Individual or if the Covered Individual is convicted of the crime.

23.

ALCOHOL OR DRUG-RELATED INJURY OR ILLNESS  --  Injury or Illness resulting from the Covered Individual being intoxicated due to alcohol consumption or under the influence of any illegal drug.  For purposes of this paragraph, "intoxicated" means a substantially impaired mental or physical capacity resulting from the introduction of a substance into the body.

MEDICAL DEFINITIONS:  For purposes of the Medical Benefit provisions of the Plan:

1.

"Ambulatory Surgical Center" means any public or private establishment with an organized medical staff of Physicians, permanent facilities that are equipped and operated primarily for the purpose of performing surgical procedures, continuous Physician services, and registered professional nursing services whenever a patient is in the facility, and which does not provide services or other accommodations for patients who stay overnight.

2.	"Clinical Psychologist" means only a person who specializes in clinical psychology and fulfills the requirements specified in (a) or (b) below, whichever is applicable:
a)

a person who is licensed or certified as a Psychologist by the appropriate governmental authority having jurisdiction over such licensure or certification, as the case may be, in the jurisdiction where such person renders service to the Covered Individual.

	b)	if there is no licensure or certification in the jurisdiction where such person renders service to the Covered Individual, a person who is a Member or Fellow of the American Psychological Association.
3.	"Close Relative" means the Participant, his Spouse, and the children, brothers, sisters, aunts, uncles, and parents of either the Participant or his Spouse.
4.	"Convalescent Nursing Home" means only an institution, other than a Hospital, which meets all of the following requirements:
	a)	maintains permanent and full-time facilities for bed care of ten or more resident patients;
	b)	has available, at all times, the services of a Physician;
	c)	has a Registered Nurse (R.N.) or Physician on full-time duty in charge of patient care and one or more Registered Nurses (R.N.s) or Licensed Practical Nurses (L.P.N.s) on duty at all times;
	d)	maintains a daily medical record for each patient;
e)

is primarily engaged in providing continuous skilled nursing care for ill or injured persons during the convalescent state of their Illness or Injury and is not, other than incidentally, a rest home or a home for custodial care or for the aged; and

	f)	is operating lawfully as a nursing home in the jurisdiction where it is located.
In no event, however, shall such term include an institution primarily engaged in the care and treatment of drug addicts or alcoholics.

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5.	"Covered Expense" means only the expense incurred, or portion of such expense, for Medical Care, services, or supplies which:
	a)	are prescribed by a Physician;
	b)	are necessary in connection with the diagnosis or therapeutic treatment of the Injury or Illness involved;

[NOTE:  In determining whether a service or supply, or what portion of a service or supply, is included in part (b) of this definition, a service or supply must be ordered by a Physician and be commonly and customarily recognized throughout the Physician's profession as safe, effective, and appropriate treatment of the diagnosed Injury or Illness; it must not be educational; the length of a Hospital confinement and the Hospital's services and supplies will be necessary only to the extent they are, as determined by the Trustees, reasonably related to the treatment of the condition involved; and all of the foregoing determinations shall be made by the Trustees upon the advice of a medical consultant selected by the Trustees.]

	c)	are not excluded from payment of Benefits by the Limitations and Exclusions provision; and
d)

are not in excess of (i) the contracted rate for Preferred Providers, or (ii) the reasonable, usual, and customary charges for Non-Preferred Providers for the same or similar Medical Care, services, and supplies.

[NOTE:  In determining whether an expense, or what portion of an expense, is included in the reasonable, usual, and customary charges in part (d) of this definition, the Plan shall take into account the fees and prices generally charged for cases of comparable nature and severity at the time and place where such Medical Care, services and supplies are rendered or received.]

An expense shall be deemed to be incurred on the date the Medical Care, service, or supply is rendered or received.

In the event of an Injury or Illness which is expected to result in Covered Expenses in excess of $10,000, the Trustees may request a review by a case management organization designated by the Trustees.  If the case management organization recommends a special treatment program which is expected to result in less cost to the Plan than if the special treatment program were not implemented and is acceptable to the Trustees, the patient, and the patient's Physician, the expense of such special treatment program shall constitute a Covered Expense under the Plan.

6.	"Disability" or "Disabled" means:
	a)	in the case of a Participant, that he is unable to perform his regular work solely as a result of Injury or Illness; or
	b)	in the case of any other Covered Individual, that he is prevented from engaging in all the normal activities of a person of like age and sex and in good health solely as a result of Injury or Illness.
7.	"Durable Medical Equipment" means equipment which:
	a)	can withstand repeated use,
	b)	is primarily and customarily used to serve a medical purpose,
	c)	is generally not useful to a person in the absence of Injury or Illness, and
	d)	is appropriate for use in the home.

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8.	"Enrollment Date" means the first day of coverage under the Plan or, if there is a waiting period for coverage, the first day of the waiting period.
9.	Highest Semiprivate Charge" means:
a)

the standard charge by the Hospital in which confined for semiprivate room-and-board accommodations, or the highest of such charges for the area of the Hospital in which the patient is confined where the Hospital has more than one established level of such charges; or

	b)	if the Hospital in which confined does not provide any semiprivate accommodations, the greater of:
		i)	80% of the highest charge by the Hospital in which confined for single-bed room-and-board accommodations, or
		ii)	the average semiprivate rate of all other Hospitals in the community.
10.	"Home Health Agency" means only an organization that is approved by Medicare as a Home Health Agency and has signed a Medicare Home Health Agency participation agreement.
11.	"Hospice" means an organization that is:
	a)	accredited as a Hospice by the Joint Commission for Accreditation of Hospitals or the National Hospice Organization,
	b)	approved as a Hospice by Medicare, or
	c)	certified or accredited as a Hospice under applicable State law.
12.	"Hospital" means only an institution which meets all of the following requirements:
	a)	maintains permanent and full-time facilities for bed care of resident patients;
	b)	has a Physician in regular attendance;
	c)	continuously provides 24-hour a day nursing service by Registered Nurses (R.N.s);
d)

is primarily engaged in providing diagnostic and therapeutic services and facilities for medical and surgical care of Injuries or Illnesses on a basis other than a rest home, nursing home, convalescent home, or a home for the aged;

e)

maintains facilities for surgery, except that the requirements of facilities for surgery shall not apply to a mental institution or other institution operated primarily for the therapeutic treatment of the chronically ill; and

	f)	is operating lawfully as a Hospital in the jurisdiction where it is located.
13.

"Injury" means only an accidental bodily Injury caused by a sudden and unforeseen event, definite as to time and place; and "Illness" means only a deviation from the normal healthy state, resulting from disease that requires treatment by a Physician and is not otherwise excluded from coverage under the Plan, or pregnancy.

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14.

"Intensive Care Accommodations" means an accommodation, segregated from the rest of the Hospital's facilities and exclusively reserved for critically and seriously ill or injured patients requiring constant audiovisual observation, which provides room and board, specialized Registered Nurse (R.N.) and other nursing care, and special equipment or supplies immediately available on a standby basis, as prescribed by the attending Physician.

15.	"Licensed Clinical Social Worker" means a person who:
	a)	is trained and experienced as a Clinical Social Worker and who holds a current, valid license to practice as a Clinical Social Worker in the State in which he practices, or
	b)	is a graduate of an accredited school of social work and meets all requirements for licensure as a Clinical Social Worker.
16.	"Licensed Professional Counselor" means a person who:
	a)	is registered, certified or licensed as a Professional Counselor by the State in which he practices, or
b)

is a graduate of an accredited educational institution with at least a master's degree with a major in counseling or its equivalent, meets all requirements for certification or licensure as a Professional Counselor other than the requirement of supervised counseling experience, and who is supervised by a person who meets the requirements of (a) above.

17.

"Nonresidential Treatment Program" means only a nonresidential accredited treatment program for alcoholism, chemical dependency, or drug addiction which is licensed or certified by the Department of Mental Health or similar department of the State in which the program is located.

18.

"Physician" means only a legally qualified Physician or Surgeon (Doctor of Medicine or Doctor of Osteopathy); with respect to certain Covered Expenses under the Plan, the term "Physician" shall also include a duly licensed Dentist, Podiatrist, Chiropractor, Nurse Practitioner (other than a Nurse Midwife), or Clinical Psychologist practicing within the scope of his profession; the term "Physician" does not include Social Workers, Licensed Professional Counselors, Optometrists, Naturopaths, Nurse Midwives, Speech Therapists, Christian Science Practitioners, etc.; although the term "Physician" does not ordinarily include Social Workers or Licensed Professional Counselors, services rendered by Licensed Clinical Social Workers and Licensed Professional Counselors are covered under the Plan when they are:

	a)	an integral part of, rendered at, and billed by a mental illness or chemical dependency treatment program of a Hospital, a Residential Treatment Program, or a Nonresidential Treatment Program,
	b)	an integral part of a treatment program approved by the Plan's Employee Assistance Program, or
	c)	rendered pursuant to and within the scope of a referral made by the Plan's Employee Assistance Program.
19.

"Preexisting Condition" means a physical or mental condition (excluding pregnancy), regardless of the cause of the condition, for which medical advice, diagnosis, care, or treatment was recommended or received, or for which drugs or medicines were prescribed during the 90-calendar-day period ending on the Covered Individual's Enrollment Date.

20.

"Preferred Provider" means only a Hospital, Physician, or other provider of medical services or supplies that participates in a Preferred Provider Organization with which the Plan has entered into a contract.  The Plan will automatically provide you a separate list of Preferred Providers without charge.

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21.	"Prior Creditable Coverage" means continuous coverage under any one of the following:

-	an insured or self-insured group health plan
-	health insurance coverage
-	Medicare
-	Medicaid and Title X
-	Indian Health Service Program
-	State high risk pools
-	public health plans
-	Peace Corps benefits

provided:
	a)	the Covered Individual furnishes the Plan with a Certificate of Creditable Coverage or other evidence of Prior Creditable Coverage satisfactory to the Trustees, and
	b)	coverage before a break in coverage of 63 days or more does not count as continuous coverage.
22.

"Residential Treatment Program" means only a residential accredited treatment program for alcoholism, chemical dependency, or drug addiction that is licensed or certified by the Department of Mental Health or similar department of the State in which the program is located.

COORDINATION OF BENEFITS:  Medical Care Benefits otherwise payable under this Plan will be adjusted, if necessary, so that the total amount of Medical Benefits provided under all group-basis plans does not exceed 100% of the allowable medical expenses incurred by the Covered Individual during a calendar year.  You can find the detailed rules governing coordination of benefits under the Plan in Appendix A (beginning on page 67).

To the extent any portion of this summary conflicts or appears to conflict with rules set forth in Appendix A, the rules set forth in the Appendix A shall control.

RECOVERY FROM THIRD PARTIES -- SUBROGATION AND REIMBURSEMENT:  This Plan is designed to help you meet the cost of Injury and Illness.  It is not intended to provide you with benefits greater than your medical expenses.  Therefore, if you are entitled to payment of any of your medical expenses by any other person or any other plan, including your Insurance Company as well as the Insurance Company of anyone responsible for your Injury or Illness, this Plan will take such payments into account so that you are not paid twice for your medical expenses.

For example, if you are injured in an automobile accident, this Plan may reduce its benefits by amounts payable under your automobile insurance policy as well as any amounts payable under the automobile insurance policy of anyone who may be liable for your injuries; and the Plan may seek reimbursement of excess payments.  And if this Plan chooses, it may bring suit directly against anyone who may be liable for your injuries.  You are required to assist the Plan in enforcing its rights to subrogation and reimbursement.

As with coordination of benefits, there are detailed rules that govern the Plan's rights to recover from you or third parties under its rights of subrogation and reimbursement.  You can find them in Appendix A.

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1.

SUBROGATION  --  This Plan is subrogated to any claim you may have against any other person or plan for the payment of medical expenses reimbursed by this Plan.  Subrogation entitles the Plan to share in an award against or settlement by any plan or person liable for your Injury or Illness up to the amount of benefits paid by the Plan on account of such Injury or Illness.  Subrogation also entitles this Plan to sue any plan or person liable for an Injury or Illness for which this Plan has paid benefits.  You will find a detailed discussion of this rule in Appendix A.

2.

REIMBURSEMENT  --  In the event this Plan pays benefits for treatment of an Injury or Illness for which another person or plan is or may be liable and the other person or plan makes payment (regardless of how the payment is characterized) to you or on your behalf under circumstances where this Plan's subrogation rights do not apply, this Plan is entitled to be reimbursed in an amount equal to the payment made to you or on your behalf, or the benefits paid by this Plan, whichever is less.  You will find a detailed discussion of this rule in Appendix A.

3.

DUTY OF COOPERATION  --  The Plan may, from time to time, require you to take action, give information and assistance and execute documents required to enforce this Plan's rights under this provision and Appendix A.  The Plan will make no payments to you or on your behalf until the Trustees are satisfied that you have complied with the requirements of this Section and Appendix A.

To the extent any portion of this summary conflicts or appears to conflict with rules set forth in Appendix A, the rules set forth in the Appendix A shall control.

MEDICARE COVERAGE:  If you or your Eligible Dependent(s) are entitled to benefits under Medicare solely due to end-stage renal disease, Benefits under this Plan for medical expenses incurred after the first 30 months during a period of Medicare entitlement will be reduced by the amount of benefits you or your Dependent receive (or would receive if proper claim was made) for those expenses under Medicare.  The Plan will reimburse you for the cost of Medicare Part B coverage upon receipt of a written request by the Trustees.

The preceding paragraph does not apply to you if you are:

1.	an Active Employee or an Eligible Dependent of an Active Employee who:
	a)	has been entitled to coverage under Medicare because of end-stage renal disease for less than 30 months, or
	b)	is entitled to Medicare for reasons other than end-stage renal disease (for example, age or disability).

You may elect to remain covered for the regular Medical Benefits provided by this Plan (if you are also enrolled in Medicare, it may supplement the Benefits you receive under this Plan), or you may elect Medicare as your primary health insurance coverage (in which case you will not be covered for any Medical Benefits under this Plan).

2.

a Retired Employee or an Eligible Dependent of a Retired Employee.  Your medical coverage under the Plan terminates when you become entitled to Medicare and the Plan will not reimburse you for the cost of Medicare coverage.

MEDICAID:  Eligibility for coverage under this Plan is not affected by the fact that a person is eligible for or is provided medical assistance under Medicaid.  In addition, this Plan's coordination of Benefits provision will not apply to benefits a person is entitled to receive under Medicaid.

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SECTION VI

PRESCRIPTION DRUG COVERAGE

SCHEDULE OF BENEFITS
DEDUCTIBLE		None
BENEFIT AMOUNT:
--	Participating MPB retail pharmacies and DrugSource mail order pharmacy	80%*
--	Non-Participating pharmacies	Not Covered
* The Plan will pay 80% of the first $2,500 of Covered Expenses incurred each calendar year; then 100% of all Covered Expenses incurred thereafter that year.

EMPLOYEE AND DEPENDENT PRESCRIPTION DRUG BENEFITS

DEDUCTIBLE:  Covered prescription drugs are not subject to a deductible.

AMOUNT OF BENEFITS:  When you obtain covered prescription drugs from a participating MPB retail or DrugSource mail order pharmacy, you will be responsible for 20% of the discounted cost up to $500 ($250 for prescriptions obtained from July 1 through December 31, 2001) incurred each calendar year.  After you have paid $500 for covered prescriptions, the Plan will pay for 100% of all covered prescription charges incurred thereafter that year.  Prescriptions obtained from a pharmacy that is not a member of the MPB network will not be covered, except as shown below under "Coordination of Benefits."

COORDINATION OF BENEFITS:  If your spouse or your children have prescription drug coverage under another group health plan and the Paul Mueller Company Employee Benefit Plan is secondary, you must look to that plan for primary coverage and submit receipts for any copays, deductibles or coinsurance amounts not paid by that plan for covered drugs to Benefit Consultants for reimbursement at 100% under the Paul Mueller Company Employee Benefit Plan.

PARTICIPATING RETAIL PHARMACIES:  The Plan has contracted with Managed Pharmacy Benefits (MPB) to enable Covered Individuals to purchase prescription drugs from participating retail pharmacies.  For locations of participating pharmacies, you may contact MPB by phone at 1-800-672-9540 or on the Internet at www.mpbrx.com.

When you purchase a prescription from a participating retail pharmacy, you must show your MPB prescription drug card to the pharmacist when the prescription is presented.  You will be required to pay 20% of the discounted cost of the drug, which should be paid directly to the pharmacist at the time of purchase.  The pharmacy will bill MPB for the remaining cost of the drug and the Plan will pay MPB directly.

Prescriptions purchased from a nonparticipating pharmacy are not covered (except if you have another plan as your primary prescription drug coverage).

MAIL ORDER PHARMACY:  You may also obtain certain maintenance drugs through MPB's mail order prescription drug program, which is administered by DrugSource, Inc.  For details about the mail order program, including claims submission instructions and eligible drugs, you should contact DrugSource at 1-800-854-8764 or on the Internet at www.drugsourceinc.com.

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SUPPLY LIMITATIONS:  Maintenance drugs, which may be obtained at an MPB retail pharmacy or through the mail order program are subject to a maximum 90-day supply.  In order to obtain a 90-day supply of medication, you must first purchase a 30-day starter dose to make sure that there are no adverse reactions, that the medication is effective, and that no dosage adjustments are required.

The following medications will be covered, but are subject to a limited supply:

Migraine Medications  --

1.	Imitrex --

-	Tablets -- 25 mg. limited to a maximum of 40 per month; 50 mg. limited to a maximum of 20 per month;
-	Injection -- 12 mg./ml. limited to a maximum of 8 per month;
-	Nasal Spray -- 5 mg. limited to a maximum of 16 per month; 20 mg. limited to a maximum of 8 per month;

2.	Amerge tablets -- 1 mg. or 2.5 mg. limited to a maximum of 10 per month;
3.	Maxalt --

-	5 mg. limited to a maximum of 24 per month;
-	10 mg. limited to a maximum of 15 per month;

4.	Migranal nasal spray -- limited to a maximum of 5 per month.

Erectile Dysfunction or Impotency  --  Medication used to treat erectile dysfunction or impotency is limited to six doses per month.  This includes all dosage forms of such medication.  Medications for which coverage is limited by this paragraph include, but are not limited to, Viagra, Caverject, and Muse.

COVERED PRESCRIPTIONS:

1.	PRESCRIPTION LEGEND DRUGS;
2.	COMPOUND MEDICATIONS -- with at least one prescription legend drug ingredient;
3.	INSULIN -- including hypodermic needles and syringes prescribed by a physician for the administration of insulin;
4.	CONTRACEPTIVES -- Oral contraceptives (birth control pills), injectable contraceptives, or Norplant contraceptive implants prescribed for covered employees and their spouses only.

A covered charge is considered made on the date the prescription is dispensed by the pharmacist.

New drugs are constantly being developed; please contact MPB for specific coverage information.

LIMITATIONS AND EXCLUSIONS:  The following drugs are not covered and no benefits will be paid with respect to them.

1.	NONPRESCRIPTION -- Drugs, including vitamins, which do not require a physician's prescription (insulin is the only exception to this);

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2.	WORKERS' COMPENSATION -- Drugs which you are entitled to receive without charge under Workers' Compensation Law or any governmental program;
3.	EXPERIMENTAL -- Drugs labeled "Caution -- limited by law to investigational use" or experimental drugs, even though a charge is made for them;
4.	NOT APPROVED BY THE FOOD AND DRUG ADMINISTRATION;
5.	IMMUNIZATION AGENTS -- Immunization agents, biological sera, blood or blood plasma;
6.	MEDICATION WHICH IS TO BE TAKEN OR ADMINISTERED WHILE IN A HOSPITAL OR OTHER INSTITUTION;
7.	FERTILITY DRUGS;
8.	BALDNESS -- Including, but not limited to, Minoxidil and Rogaine;
9.	INJECTABLES -- Other than insulin;
10.	"OFF LABEL" -- Covered only when preapproved by the Plan's medical consultant;
11.	HYPODERMIC NEEDLES AND SYRINGES -- For administration of injectable drugs other than insulin;
12.	ANOREXIANTS (weight loss drugs);
13.	SMOKING CESSATION (see covered medical expenses);
14.	FLUORIDE (topical application for Dependent children is covered under Dental Coverage).

DRUGS REQUIRING PREATHORIZATION:  The following categories of medications require prior authorization.  Examples of specific drugs are listed as illustrations, but are not intended to be exclusive; therefore certain drugs not listed below may also require prior authorization.  Prior authorization ordinarily requires a letter from your doctor verifying a medical issue.  In order to avoid delays in filling your prescriptions for these medications, we recommend that you contact MPB in advance to determine exactly what is required.  The phone number to call is 1-800-672-9540.

-	Acne medications, such as Retin-A for persons over age 25 and Accutane
-	Antifungal drugs, such as Lamisil, Sporanox, and Diflucan
-	Anti-inflammatory COX II Inhibitors, such as Celebrex and Vioxx
-	Attention Deficit Disorder drugs, such as Ritalin for persons over age 18
-	Arthritis drugs, such as Arava and Enbrel
-	Controlled substances
-	Fertility drugs, such as Clomid, Pergonal, Fertinex, and Pregnyl
-	Growth hormones

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-	Multiple Sclerosis medications such as Avonex, Beterseron, and Copaxone
-	Oral Contraceptives --
+

Oral contraceptives require a different type of authorization.  The Plan covers oral contraceptives only for employees and their spouses (i.e., not for children of employees).  The pharmacy simply needs to call MPB's Help Desk and verify that the prescription is for an employee or spouse, and MPB will authorize the transaction.

+ Oral contraceptives are considered maintenance medications for purposes of obtaining a 90-day supply, after the initial 30-day starter dose.

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SECTION VII

DENTAL COVERAGE

SCHEDULE OF BENEFITS
MAXIMUM BENEFIT PER CALENDAR YEAR	$500
DEDUCTIBLE	None
BENEFIT AMOUNT	100%

EMPLOYEE AND DEPENDENT DENTAL BENEFITS

AMOUNT OF BENEFITS:  Dental Benefits are payable in the amount of 100% of Covered Dental Expenses incurred during a calendar year while covered under the Plan.

MAXIMUM BENEFIT:  The total amount of Benefits payable for a Covered Individual for all Covered Dental Expenses incurred in a calendar year will not exceed $500.

COVERED DENTAL EXPENSES:  Subject to the Maximum Benefit, Dental Care Benefits are payable with respect to Covered Dental Expenses incurred by a Covered Individual for any of the following:

1.	ROUTINE EXAMINATION AND CLEANING -- Routine oral examinations and prophylaxis (including cleaning, scaling, and polishing) twice in any calendar year.
2.	FLUORIDE APPLICATION -- Topical application of fluoride to a Dependent Child under age 19 twice in any calendar year.
3.	BITEWING X-RAYS -- Bitewing x-rays twice in any calendar year.
4.	FULL MOUTH X-RAYS -- Full mouth x-rays once in any 36-month period, or more frequently if required in connection with the diagnosis of specific conditions.

LIMITATIONS AND EXCLUSIONS:  Dental Benefits are not payable for or in connection with services not specifically listed under "Covered Dental Expenses" above or charges incurred for any of the following:

1.	UNNECESSARY SERVICES -- Services or supplies not reasonably necessary for the preventive Dental Care of the Covered Individual.
2.	NOT FURNISHED BY DENTIST -- Services or supplies not furnished by a Dentist, except x-rays ordered by a Dentist and services of a Licensed Dental Hygienist under the Dentist's supervision.
3.	GOVERNMENT PROGRAM -- Services or supplies furnished or reimbursed by any government or government program or law, unless payment is legally required.
4.	OCCUPATIONAL ILLNESS OR INJURY -- Services or supplies due to occupational Injuries or diseases, to the extent covered by Workers' Compensation or similar legislation.
5.	MISSED APPOINTMENT -- Failure to keep a scheduled visit with the Dentist.
6.	NOT MEETING ACCEPTED STANDARDS -- Services or supplies that do not meet accepted standards of dental practice, including those that are experimental in nature.
7.	WAR -- Services or supplies due to war or act of war, declared or undeclared.

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8.	RESTORATIONS OR APPLIANCES.
9.	ENDODONTICS, PERIODONTICS (EXCEPT PERIODONTAL SCALING), OR ORAL SURGERY.
10.	CROWNS, INLAYS, ONLAYS, BRIDGEWORK, OR DENTURES.
11.	ORTHODONTICS.
12.	COMPLETION OF INSURANCE FORMS.
13.

INCURRED WHILE NOT COVERED  --  Any expense that is incurred while an individual is not a Covered Individual, unless a Plan provision specifically provides otherwise.  For this purpose, an expense is incurred at the time the service or supply is actually provided.

DENTAL DEFINITIONS:  For purposes of the Dental Benefit provisions of the Plan:

1.	"Covered Dental Expense" means only the expense incurred, or portion of such expense, for Dental Care, services, or supplies that are:
	a)	furnished or prescribed by a Dentist;
	b)	not excluded from payment of Benefits by the Limitations and Exclusions provision; and
	c)	not in excess of the reasonable, usual, and customary charges for the same or similar dental care, services, and supplies.

[NOTE:  In determining whether an expense, or what portion of an expense, is included in part (c) of this definition, the Plan shall take into account the fees and prices generally charged for cases of comparable nature and severity at the time and place where such dental care, services, and supplies are rendered or received.]

An expense shall be deemed to be incurred on the date the dental care, service, and supply is rendered or received.
2.	"Dentist" means a Doctor of Dental Surgery (DDS) or Doctor of Dental Medicine (DMD) practicing within the scope of his license.

COORDINATION OF BENEFITS:  Dental Benefits otherwise payable under this Plan will be adjusted, if necessary, so that the total amount of Dental Benefits provided under all group-basis plans does not exceed 100% of the allowable dental expenses incurred by the Covered Individual during a calendar year.  You can find the detailed rules governing coordination of benefits under the Plan in Appendix A.

To the extent any portion of this summary conflicts or appears to conflict with rules set forth in Appendix A, the rules set forth in Appendix A shall control.

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SECTION VIII

PAYING FOR DEPENDENT COVERAGE UNDER THE PLAN

You need not pay anything for your own coverage under this Plan.  Effective July 1, 2001, you must contribute a portion of the cost of your Eligible Dependents' coverage.  ALL such contributions MUST be made through deductions from your pay that you request the Company to make under the provisions of this Section.

If you wish your Eligible Dependents to be covered under the Plan, you must elect, within the first 30 days of their eligibility, to contribute toward the cost of their coverage under the Plan, by deductions from your pay.  Except as provided below, your election will remain in effect through the end of the Plan Year.

If you do not file any election, you will be deemed to have elected Employee-only coverage, for which no Employee contribution is required.  That is, you will be deemed to have elected not to cover any of your Eligible Dependents under the Plan.  Except as provided in items 1 and 2 under the caption "Changing Elections During the Plan Year" below, you will not be able to enroll those Dependents at a later date.

Prior to the beginning of each Plan Year, you will have the opportunity to drop coverage for one or more of your Eligible Dependents.  However, you should note that if you drop coverage for a Dependent, that Dependent may only be reenrolled in the Plan during a special enrollment period.  If you do not file an election during this annual period, you will be considered to have elected to continue in effect any prior election.

TAX STATUS OF CONTRIBUTIONS DEDUCTED FROM YOUR PAY:

1.	GENERAL RULE -- Effective at the beginning of the first full pay period of February 2002, contributions deducted from your pay under this Section will be made on a pre-tax basis.
2.	SPECIAL RULE FOR 2001 -- For the period from July 1, 2001, through the end of the pay period immediately before the first full pay period of February 2002, you may:
	a)	elect to make contributions for coverage of your Eligible Dependents on a pre-tax basis;
	b)	elect to make contributions for coverage of your Eligible Dependents on an after-tax basis; or
	c)	decline to enroll any of your Eligible Dependents under the Plan.

Any such election must be made by May 21, 2001.  If you make no election, then, effective July 1, 2001, the Company will automatically begin deducting from your pay the contributions required to cover the number of Eligible Dependents the Trustees have reason to believe were covered under the Plan as of June 30, 2001.  The Company will make these deductions on an after-tax basis during this six-month period.

3.

FEDERAL INCOME TAX CONSEQUENCES  --  This Section of the Plan is intended to qualify as a "cafeteria plan" under Section 125 of the Internal Revenue Code.  By structuring the Plan in this manner, you should realize tax savings on the amounts you contribute for Dependent coverage.  In general, those amounts will not be subject to Federal or State income taxes or Federal Social Security taxes.

Although the Trustees believe that this Section complies with Section 125, and that it provides certain benefits that are free of Federal income and Social Security taxes pursuant to other provisions of the Code, there is currently no procedure whereby the Plan can be submitted to the Internal Revenue Service for its approval.  There can thus be no guarantee that the intended tax benefits will be available to you.

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4.

EFFECT ON SOCIAL SECURITY BENEFIT -- By electing to make contributions to this Plan on a pre-tax basis, the amount of your Social Security benefit may be affected to a small degree.  This is because the amount of your Social Security benefit is dependent, in part, on your taxable income.  Because it is intended that your contributions under this Plan will, in general, be excluded from your taxable income, you will not be paying Social Security taxes on such amounts.  The amount of your Social Security benefit may thus be affected.

CHANGING ELECTIONS DURING THE PLAN YEAR:  Except as provided in this paragraph, during the Plan Year you may not modify an election made (or deemed to have been made) under the rules described above.  You may revoke or modify such an election only if one of the following applies:

1.	HIPAA SPECIAL ENROLLMENT -- Your revocation and new election correspond with a "special enrollment" right under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA").
2.	CHILD SUPPORT ORDER -- Pursuant to a judgment, decree, or order resulting from a divorce, legal separation, annulment, or change in legal custody, either --
	a)	you are required to provide health coverage for your Child, in which event you may elect -- or we may require you -- to begin contributing to this Plan on behalf of that Child, or
	b)	your former spouse is required to provide health coverage for your Child, in which event you may revoke an existing election to contribute to this Plan on behalf of that Child.
3.	MEDICARE OR MEDICAID -- You, your spouse, or you Child either gain or lose entitlement to benefits under either Medicare or Medicaid.
4.	CHANGE OF STATUS -- You experience a "change in status" (as defined in (a) below) and your election change is "consistent with" that change in status (as described in (b) below).
	a)	A "change in status" includes any of the following:

-	a change in your legal marital status -- whether through marriage, divorce, legal separation, annulment, or the death of your spouse;
-	a change in the number of your Eligible Dependents -- including the birth, adoption, placement for adoption, or death of an Eligible Dependent;
-	the termination or commencement of employment by you, your spouse, or your Child;
-

a reduction or increase in the hours of employment worked by you, your spouse, or your Child -- including a switch between part-time and full-time, a strike or lockout, or the commencement of, or return from, an unpaid leave of absence;

-

an event that causes your Eligible Dependent to satisfy or cease to satisfy the requirements for coverage under any plan -- whether due to the attainment of a specified age, student status, marriage or any similar circumstance described in this Plan; or

-	a change in your place of residence or work, or in the place of residence or work of your spouse or Child.

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b)	An election change is "consistent with" a change in status if and only if:

-	The change in status results in you, your spouse, or your Child either gaining or losing eligibility for coverage under any plan, and
-	The election change corresponds with that gain or loss of coverage.

[NOTE:  If you wish to discontinue contributions midyear for your Dependent Child(ren) for reasons other than age (e.g., cessation of full-time student status or marriage), you must submit an affidavit stating that your last Child is no longer an eligible Dependent and the reason.  Payroll deductions for contributions for your dependent Child(ren) will continue to be deducted from your pay until the pay period following receipt of the affidavit.  In no event, however, will coverage be provided during that period for a Child who does not meet the Plan's definition of an Eligible Dependent, except as otherwise permitted under the Plan.]

5.

CHANGE IN COST  --  If the cost of Dependent coverage under the Plan either increases or decreases, the Company will automatically increase or decrease your pretax contributions through this Plan to conform to that new cost.  If the cost of Dependent coverage under the Plan significantly increases, you may drop Dependent coverage.  A change in the cost of coverage means an increase or decrease in the amount you must pay for the benefit, whether as a result of your own actions (such as switching between full-time and part-time status) or the Company's actions (such as reducing the amount of Company contributions for a benefit).

6.

CHANGE IN COVERAGE  --  If Dependent coverage under the Plan is significantly reduced and that reduction amounts to a loss of coverage, you may drop Dependent coverage under the Plan.  A "loss of coverage" for these purposes generally means a complete loss of coverage under the Plan, including, but not limited to:

	a)	loss of coverage under the Plan due to an overall lifetime or annual limit;
	b)	a substantial decrease in the medical care providers available under the Plan; or
	c)	a reduction in benefits for a specific type of medical condition or treatment with respect to which your Dependent is currently in a course of treatment.
7.

NEW BENEFIT OPTION  --  If a benefit option is added to the Plan, or if an existing benefit option is significantly improved, you may elect to pay through this Plan any premium required for Dependent coverage under that new or improved benefit option.

8.

CHANGE UNDER OTHER EMPLOYER'S PLAN  --  You may revoke an election if a change in coverage is elected under another employer healthcare or cafeteria plan (including a plan sponsored by the Company), but only if either of the following is true:

	a)	The election under the other plan is made under rules similar to those described in this paragraph, or
	b)	The plan year under the other plan differs from the Plan Year described in this Plan.
9.

CHANGE UNDER GOVERNMENTAL OR EDUCATIONAL INSTITUTION PLAN -- You may elect to increase (but not decrease or eliminate) your contributions to the Plan if your Dependent loses coverage under a group health plan sponsored by a governmental or educational institution, such as the State Children's Health Insurance Program (SCHIP).

Any new election made under this paragraph must be received by the Human Resources Department within 30 days after the occurrence of the event permitting the change.  Such a new election will be effective on the first day of the first month following the date the election form is completed and returned to the Human Resources Department, except that any new election attributable to the birth, adoption, or placement for adoption of a Child will be effective as of the date of such birth, adoption, or placement for adoption.

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NONDISCRIMINATION RULES:

1.

KEY EMPLOYEES  --  The amounts contributed under this Section of the Plan on behalf of Employees who are Key Employees (within the meaning of Section 416(i)(1) of the Internal Revenue Code) may not exceed 25% of the amounts contributed under this Section of the Plan by all Employees.  If, at any time, it appears that these limitations may be violated, the Trustees may reduce or reject any Key Employee's election.

2.

HIGHLY COMPENSATED PARTICIPANTS  --  The Internal Revenue Code also includes rules prohibiting discrimination under this Section in favor of highly compensated Participants (within the meaning of Section 125(e) of the Internal Revenue Code).  If, at any time during a Plan Year, it appears that this nondiscrimination rule may be violated, the Trustees may reduce or reject any election made by a highly compensated Participant by imposing a maximum percentage of pay that the highly compensated Participant will be allowed to contribute.

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APPENDIX A

SUBROGATION, REIMBURSEMENT, AND

COORDINATION OF BENEFITS

The Plan is designed to help you meet the cost of Injury or Illness.  It is not intended to provide you with benefits greater than your medical expenses covered under the Plan.  Consistent with this intent, and to preserve the Plan's assets for the benefit of all participants and beneficiaries, the Plan maintains the rights of subrogation, reimbursement, and coordination of benefits detailed below.  Any failure by the Plan, its Trustees, or its agents to exercise any right under this Appendix shall not constitute a waiver of such right or affect the parties rights under this Appendix unless expressly agreed to in writing by the Trustees.

In the paragraphs of this Appendix governing Subrogation and Reimbursement, the words "you" and "your" refer to both Employees and their Eligible Dependents.  The term "person or plan" includes but is not limited to:

1.

any person, firm, corporation, association, company, government, insurance company, or other entity that is in any way responsible for your Illness or Injury, or is in any way responsible for providing compensation, indemnification, or benefits for the Illness or Injury;

2.	any law or policy of insurance or accidental benefit plan providing no-fault, uninsured, underinsured or general group or individual liability coverage;
3.	any medical reimbursement insurance whether or not purchased by the covered person submitting the claim, or on whose behalf the claim is submitted; and
4.

any specific risk, accident, or health coverage or insurance, including, without limitation, premises or homeowners medical reimbursement coverage and student, student-athletic or student-team coverage or insurance.

SUBROGATION AND REIMBURSEMENT:

1.

SUBROGATION  --  Payment by the Plan for treatment, hospitalization, or any other covered expense to you or on your behalf because of injuries for which any other person or plan is or may be liable to you shall entitle the Plan to full rights of subrogation with respect to any claim, suit, or cause of action that you have against such third party.  Subrogation entitles the Plan to recover the amount of benefits paid to you or on your behalf from any person or plan that is or may be responsible for your Injury or Illness.  This subrogation right applies to any form of payment to you by a person or plan that is liable to you, whether the payment is received by settlement, judgment, or otherwise.  The Plan's subrogation priority extends to all proceeds recovered, whether they represent a full or partial recovery for your Injury or Illness.

Subrogation also entitles the Plan to sue any person or plan who is or may be liable for an Injury or Illness for which the Plan has paid benefits.  Upon written notification to you, the Plan may (but shall not be required to) seek to recover, in any manner the Plan chooses and from any such person or plan, the full amount of all medical, hospital, drug, or other covered services or expenses paid for or furnished by the Plan to you or for your benefit.  The Plan will first apply any monies collected from any other person or plan to any reasonable costs and expenses (including attorneys' fees) incurred by the Plan in connection with the collection of such monies, then to payments made under this Plan.  Any balance remaining will be paid to you soon as administratively practicable.

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2.

REIMBURSEMENT  --  Whenever the Plan makes payment for covered expenses in a total amount that exceeds, at any time, the maximum amount of payment necessary to satisfy the intent of this Appendix, the Trustees shall have the right to recover such payments, to the extent of such excess, from any person or plan to, for, or with respect to whom such payments were made or transferred or any other person or plan, in any combination.  Alternatively, the Trustees may set off the amount of such payments, to the extent of such excess, against any amount owing, at that time or in the future, to any person or plan to, for, or with respect to whom such payments were made or transferred or any other person or plan.

For example, but not by way of limitation, if this Plan pays a claim of yours and the Trustees later determine that the claim was for an expense not covered under this Plan, then the Trustees are entitled to recover the payment from the you, a member of your family that is also covered under the Plan, and/or the person who provided your treatment, in any combination.  Alternatively, the Trustees may set off the amount of the payment from amounts the Plan owes in the future to you, your covered family member, and/or the provider, in any combination.  This same rule applies if the Plan pays a claim for a covered expense, but the amount paid exceeds the amount required to be paid under the Plan.

This reimbursement provision applies, among other circumstances, where the Plan pays covered expenses incurred for treatment of an Injury or Illness for which any other person or plan is or may be liable, and where the Plan's subrogation provision (as described above) does not provide the Plan with a right to recover amounts it paid or pays.  If the other person or plan, the other person or plan's insurer, or anyone else on behalf of the other person or plan makes payment to you or on your behalf as compensation for the your Injury or Illness, and this Plan is not subrogated with respect to the payment, the Plan is entitled to reimbursement in an amount equal to the lesser of (a) the benefits paid by this Plan for treatment of the Injury or Illness, or (b) the amount paid to you or on your behalf by the other person or plan.  This reimbursement provision is inapplicable where the other person or plan is a medical plan with respect to which this Plan, pursuant to its coordination of benefits provisions, is the primary payer of the covered person's allowable expenses.

In addition, where another person or plan pays compensation to you or on your behalf for an Injury or Illness for which the other person or plan is or may be liable, and you incur (either before or after payment of such compensation) otherwise covered expenses for treatment of the Injury or Illness, a special rule applies.  In that case, any otherwise covered expenses that are incurred after the date on which the compensation was paid, or that were incurred before that date but not yet paid by the Plan as of that date, shall be excluded from coverage under the Plan (and therefore not paid by the Plan), to the extent that the amount of compensation you or your Dependent receives exceeds the amount of covered expenses the Plan has already paid for treatment of your Injury or Illness.

3.

IMPLEMENTATION  --  The Plan's rights of subrogation and reimbursement detailed in this Appendix entitle the Plan to priority over all claimants to any award against, or settlement by, any person or plan liable for your Injury or Illness up to the amount of benefits paid by the Plan on account of such Injury or Illness.  The Trustees, within their sole discretion, shall determine which of the Plan's rights and remedies it is in the best interests of the Plan to pursue.  The Trustees may agree to recover less than the full amount of excess payments, or to accept less than full subrogation or reimbursement, if (a) the Plan has made, or caused to be made, such reasonable, diligent, and systematic collection efforts as are appropriate under the circumstances, and (b) the terms of such agreement are reasonable under the circumstances, based upon the likelihood of collecting such monies in full or the approximate expenses the Plan would incur in attempting to collect such monies.

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The Plan shall not be responsible for any attorney's fees, costs, or expenses you incur in connection with any recovery from any other person or plan, unless the Plan agrees in writing to pay a portion of those expenses.  Although the Plan may agree to accept less than a full recovery of the benefits it has paid on your behalf (for example by agreeing to share in payment of reasonable attorney's fees you incur in obtaining reimbursement from a third party), the Plan is not required to accept less than full recovery.  In particular, the Plan's right of recovery will not be limited by the "common fund" doctrine.  The Trustees or their designee may, within their sole discretion, apportion any monies recovered such that the Plan receives less than full reimbursement.

The characterization of any amounts paid to you or on your behalf as a result of your Injury or Illness, whether through a settlement agreement or otherwise, shall affect neither the Plan's priority right of subrogation and reimbursement to recover the full amount of benefits paid to you nor the Plan's right to characterize otherwise covered charges as excludable charges pursuant to this Appendix.  Nor will the amount of the Plan's recovery right be limited simply because the amount you recover from a person or plan is insufficient to reimburse you for all of your damages, including such nonmedical expense items as "pain and suffering." In other words, the Plan's recovery right is not limited by the "make whole" doctrine sometimes applicable in other contexts.

4.

YOUR OBLIGATIONS AND DUTY OF COOPERATION  --  The Plan may, from time to time, require you to take such actions, give such information and assistance, and execute such documents as may be required to enforce the Plan's rights under this Appendix.  The Plan will make no payments to you or on your behalf until the Trustees are satisfied that you comply with these requirements.  For example, the Plan may require you and/or your representative to execute and deliver to the Plan any written document that the Plan may require to assist the Plan in its recovery, including a document that requires you, in any combination, to agree to (a) honor your obligation to reimburse the Plan; (b) assign the Plan all rights, claims, or causes of action you (or anyone acting on your behalf) has against any person or plan to the extent of benefits paid or payable under the Plan; and (c) warrant that neither you nor anyone on your behalf has not settled, discharged, or released any such right, claim, or causes of action against any person or plan, and that you shall not do so except as provided in this Plan.

Nonetheless, no written document or assignment is essential to perfect the full and vested subrogation or reimbursement rights of the Plan, nor to your liability or the liability of the responsible person or plan.  Nor shall the execution of such a document obligate the Plan to make conditional benefit payments if, in the exercise of their discretion, the Trustees conclude that your actions or those of your representative are inconsistent with the Plan's rights under this Appendix.  Further, it is your express duty and responsibility to advise the Plan, in writing, of the existence of any potential or actual claim against any person or plan from the outset of your Injury or Illness, if another person or plan may be responsible to you because of the Injury or Illness.  It is also your express duty and responsibility to cooperate fully with the Plan to effect its recovery under this Appendix.

You and any person or entity acting on your behalf must hold in trust for the benefit of the Plan any amounts recovered to the extent of benefits paid by the Plan.  Upon receipt of amounts paid by another person or plan, you must immediately notify the Plan and pay to the Plan all amounts due the Plan.  If the Plan is forced to take legal action against you, your representative, or any other person or plan to recover amounts due under this Appendix, you will be required to reimburse the Plan all the costs of collection, including reasonable attorney's fees.

If you act to deprive the Plan of its subrogation or reimbursement rights by any action, omission, default, acceptance of payment, release of claims, or your failure to advise the Plan of the existence of a claim, potential claim, or recovery against another person or plan, the Plan may (a) recover from you any monies to which this Appendix applies; (b) set off proceeds due the Plan against future benefits under the Plan, whether for the Injury in question or for any other Illness or Injury -- to the extent of benefits and other expenses paid by the Plan (including the Plan's expenses and legal fees) in securing such a recovery; or (c) terminate your coverage under the Plan.

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5.

CONDITIONAL PAYMENTS IN CASE OF WRONGFUL DEATH  --  Where a covered person dies as a result of an Injury or Illness and another covered person, in the judgment of the Trustees, has as a result of such death, a cause of action for the deceased person's wrongful death, the otherwise covered expenses incurred by or on behalf of the deceased person prior to his death shall not be considered covered expenses under this Plan.  Solely at the discretion of the Trustees, however, such expenses may be treated as conditionally covered expenses and be paid; provided, however that the covered person with the cause of action agrees, in consideration of the Plan's payment of such expenses, to reimburse the Plan according to the paragraphs of this Appendix governing subrogation and reimbursement.  The surviving covered person has all of the obligations and duties described above under the heading "Your Obligations and Duty of Cooperation."  All of the Plan's remedies detailed under that heading may be used by the Plan.  In addition, if the covered person with the cause of action fails to honor the obligation to reimburse the Plan, the Plan may sue the covered person or, as applicable, his heirs, guardians, executor, or other representative in order to recover the amounts due the Plan.  In that case, the Plan shall also be entitled to reimbursement from the covered person of any and all costs of collection, including reasonable attorney's fees.

Where this Plan makes conditional payments and the covered person with the cause of action elects not to pursue the cause of action, but some other person related to the deceased person pursues the cause of action and recovers monies from a person or plan who is or may be responsible for the deceased person's wrongful death, this Plan is nevertheless entitled to reimbursement from the covered person.

6.

DETERMINATION OF BENEFITS UNDER SUBROGATION AND REIMBURSEMENT PROVISIONS  --  The amount of benefits, if any, payable under the Plan pursuant to the preceding provisions concerning subrogation and reimbursement shall be determined in accordance with the provisions of paragraphs 1 and 2 of the section entitled "Benefit Determination" of the "Coordination of Benefits and Excess Coverage Provision" of this Appendix as if the proceeds of the settlement, judgment or Insurance Policy were benefits payable under another plan (that is, the sum of the benefits payable under this Plan and the proceeds of the settlement or judgment shall not exceed the Allowable Expenses incurred by the covered individual during the Benefit Determination Period, as these terms are defined under that Provision).

COORDINATION OF BENEFITS AND EXCESS COVERAGE:  If any person covered under this Plan is also covered under any other plan (as defined below) and is entitled to benefits or services as to medical or dental care, services or supplies for which benefits are payable under this Plan, the benefits otherwise payable under this Plan shall be adjusted to the extent hereinafter provided if required by the terms of this provision so as to consider the benefits or services under such other plan.

1.	DEFINITIONS -- As used in this Coordination of Benefits and Excess Coverage provision, the following terms, whether or not capitalized, shall have the meanings indicated:
a)

"Plan" means any plan providing benefits for or by reason of medical or dental care or treatment for which benefits or services are paid, payable or furnished by any of the types of coverage, plans or programs listed below or any other group or blanket-type contracts or plans as are not available to the general public and under which benefits for an individual and his Dependents can be obtained and maintained only because of the covered person's membership in or connection with a particular organization or group, except as otherwise provided in the next-to-the-last sentence of this definition:

		i)	any group or blanket insurance plan, or any other plan covering individuals or members as a group;
		ii)	any self-insured or noninsured or any other plan, arranged through any employer, trustee, union, employer organization, or employee benefit organization;

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		iii)	any hospital service prepayment plan, medical or dental service prepayment plan, group practice, health maintenance organization, and any other prepayment coverage; and
		iv)	any coverage under governmental programs (except Medicare) or any coverage required or provided by any statute.

In addition, the definition of "plan" shall include group automobile insurance coverage and individual or family subscriber policies or contracts issued under a group or blanket type plan, but shall not include hospital indemnity type contracts, or types of plans covering students for accident benefits only.  The term "plan" shall be construed separately with respect to each policy, contract or other arrangement for benefits or services and separately with respect to that portion of any such policy, contract, or other arrangement which reserves the right to take the benefits or services of other plans into consideration in determining the benefits thereunder and that portion which does not.

	b)	"Allowable Expense" means any necessary, reasonable, and customary item of medical or dental expense that is covered under this Plan.
	c)	"Benefit Determination Period" means a period from January 1 of each year to December 31 of the same year, both dates inclusive.
2.	BENEFIT DETERMINATION -- The benefits payable under this Plan shall be subject to the following:
	a)	This Coordination of Benefits and Excess Coverage provision shall apply in determining the benefits as to a person covered under this Plan for any Benefit Determination Period if the sum of --
		i)	the benefits that would otherwise be payable under this Plan in the absence of this provision and
		ii)	the benefits that would otherwise be payable under all other plans in the absence therein of provisions of similar purpose to this provision exceed the Allowable Expenses incurred by or on behalf of such person during such period.
b)

As to any Benefit Determination Period with respect to which this provision is applicable, the benefits that would otherwise be payable under this Plan in the absence of this provision for the Allowable Expenses incurred by or an behalf of such person during such Benefit Determination Period shall be reduced, except as provided in item (c) below, to the extent necessary so that the sum of such reduced benefits and all the benefits paid for, payable or furnished in connection with such Allowable Expenses under all other plans shall not exceed the total of such Allowable Expenses.  For the purposes of this provision, all benefits payable or furnished under another plan shall be taken into account whether or not claim has been duly made therefor.

	c)	If coverage under another plan is involved, as provided in item (b) above, and
		i)	the date you give notice to the Company that you no longer wish to return to work;
		ii)	the terms and conditions set forth in item (d) below would require benefits under this Plan to be determined before benefits are determined under such other plan, then the benefits otherwise provided under such other plan will not be taken into account for the purposes of determining the benefits under this Plan.

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	d)	For the purposes of item (c) above, the basis for establishing the order of benefit determination shall be as follows:
		i)	the benefits of the plan which covers the person on whom claim is based other than as a Dependent shall be determined before the benefits of a plan which covers such person as a Dependent;
ii)

except for cases of a person for whom claim is made as a Dependent Child whose parents are separated or divorced, the benefits of a plan which covers the person on whom claim is based as a Dependent of a person whose date of birth, excluding year of birth, occurs earlier in a calendar year shall be determined before the benefits of a plan which covers such person as a dependent of a person whose date of birth, excluding year of birth, occurs later in a calendar year;

		iii)	in the case of a person for whom claim is made as a Dependent Child whose parents are separated or divorced:
(1)

if the parent with custody of the Child has not remarried, the benefits of a plan which covers the Child as a Dependent of the parent with custody of the Child will be determined before the benefits of a plan which covers the Child as a Dependent of the parent without custody;

(2)

if the parent with custody has remarried, the benefits of a plan which covers the Child as a Dependent of the parent with custody shall be determined before the benefits of a plan which covers that Child as a Dependent of the stepparent, and the benefits of a plan which covers that Child as a Dependent of the stepparent will be determined before the benefits of a plan which covers that Child as a Dependent of the parent without custody;

notwithstanding these two rules, if there is a court decree which would otherwise establish financial responsibility for the medical, dental or other health care expenses with respect to the Child, the benefits of a plan which covers the Child as a Dependent of the parent with such financial responsibility shall be determined before the benefits of any other plan which covers the Child as a Dependent;

iv)

when rules i), ii), and iii) do not establish an order of benefit determination, the benefits of a plan which has covered the person on whom claim is based for the longer period of time shall be determined before the benefits of a plan which has covered such person for the shorter period of time; provided, however, that the benefits of the plan which covers the person on whose expenses claim is based as a terminated, laid-off or retired employee, a Dependent of such a person or a former Dependent of a current or former employee shall be determined after the benefits of any other plan covering such person other than as a terminated, laid-off or retired employee, a Dependent of such a person, or a former Dependent of a current or former employee.

e)

When this provision operates to reduce the total amount of benefits otherwise payable with respect to a person covered under this Plan during any Benefit Determination Period, each benefit that would otherwise be payable in the absence of this provision shall be reduced proportionately and such reduced amount shall be charged against any applicable benefit limit of this Plan.

3.

COORDINATION WITH MEDICAID  --  Eligibility for coverage under this Plan shall not be affected by the fact that a person is eligible for or is provided medical assistance under Medicaid, that is, a State plan for medical assistance approved under Title XIX of the Social Security Act.  In addition, this Plan's Coordination of Benefits provision will not apply to benefits a person is entitled to receive under Medicaid.

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4.

EXCESS COVERAGE  --  If one or more of the other plans involved (as defined in this Coordination of Benefits and Excess Coverage provision) provides benefits on an Excess Insurance or Excess Coverage basis, items (c) and (d) of the Benefit Determination provisions shall not apply to such plan(s), and this Plan will pay as excess coverage.

5.

INFORMATION RIGHTS  --  For the purposes of determining the applicability and implementation of the terms of this provision of this Plan or any provision of similar purpose of any other plan, the Trustees may, without the consent of or notice to any person, release to or obtain from any insurance company or other organization or person any information which the Trustees deem to be necessary for such purposes.  Any person claiming benefits under this Plan shall, as a condition precedent thereto, furnish to the Trustees such information as may be necessary to implement this provision.

6.

PAYMENT ADJUSTMENTS  --  Whenever payments, which should have been made under this Plan in accordance with this provision, have been made under any other plan, the Trustees shall have the right, exercisable alone and in their sole discretion, to pay over to any organization making such other payments any amounts they shall determine to be warranted in order to satisfy the intent of this provision; and amounts so paid shall be deemed to be benefits paid under this Plan and, to the extent of such payments, the Trustees shall be fully discharged from liability under this Plan.

7.

RECOVERY RIGHT  --  Whenever payments have been made by the Trustees with respect to Allowable Expense in a total amount, at any time, in excess of the maximum amount of payment necessary at the time to satisfy the intent of this provision, the Trustees shall have the right to recover such payments, to the extent of such excess, from among one or more of the following, as the Trustees shall determine:  (i) any persons to whom, for whom, or with respect to whom such payments were made; (ii) any insurance companies; and (iii) any other organizations.

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